                                 ASSET PURCHASE
                                       AND
                        LIABILITIES ASSUMPTION AGREEMENT
                                  BY AND AMONG
                              SOTERION CORPORATION,
                           SOUTHERN REGIONAL MRI, LLC,
                         INDIANA MRI OF LAFAYETTE, LLC,
                        INDIANA MRI OF INDIANAPOLIS, LLC,
                                       AND
                              INSIGHT HEALTH CORP.

                                TABLE OF CONTENTS

ARTICLE 1.  PURCHASE OF ASSETS AND ASSUMPTION OF LIABILITIES ...................   2
         1.1.  Incorporation of Recitals .......................................   2
         1.2.  Sale and Purchase of Assets .....................................   2
         1.3.  Assignment and Delegation of Contracts ..........................   3
         1.4.  Assumption of Liabilities .......................................   3
         1.5.  Purchase Price ..................................................   4
         1.6.  Tax Allocation ..................................................   4
         1.7.  Closing .........................................................   4

ARTICLE 2.  OTHER AGREEMENTS ...................................................   5
         2.1.  Billing Agreements ..............................................   5
         2.2.  Escrow Agreement ................................................   6
         2.3.  Noncompetition Agreement ........................................   6
         2.4.  Audit and Review of Sellers'Financial Statements ................   6
         2.5.  Further Assurances ..............................................   7

ARTICLE 3.  REPRESENTATIONS AND WARRANTIES
            OF SOTERION AND SOUTHERN REGIONAL ..................................   7
         3.1.  Organization, Qualification, and Power of Southern Regional .....   7
         3.2.  Subsidiaries ....................................................   7
         3.3.  Validity ........................................................   7
         3.4.  Default .........................................................   8
         3.5.  Title to Southern Regional Assets ...............................   8
         3.6.  Contracts and Leasehold Interests ...............................   8
         3.7.  Condition of Southern Regional Assets ...........................   8
         3.8.  Trademarks, Patents, and Other Rights ...........................   9
         3.9.  Proprietary Information of Third Parties ........................   9
         3.10.  Litigation and Investigations ..................................  10
         3.11.  Approvals ......................................................  10
         3.12.  Taxes ..........................................................  10
         3.13.  Insurance Coverage .............................................  11
         3.14.  Fees and Commissions ...........................................  11
         3.15.  Insider Interests ..............................................  11
         3.16.  Other Approvals ................................................  11
         3.17.  Environmental Liabilities ......................................  11
         3.18.  Fraud and Abuse ................................................  12
         3.19.  Employees ......................................................  13
         3.20.  Financial Statements ...........................................  13
         3.21.  No Adverse Change ..............................................  13


                                       2


         3.22.  Bankruptcy .....................................................  13
         3.23.  Year 2000 Compliance ...........................................  13
         3.24.  Disclosure .....................................................  14

ARTICLE 4.  REPRESENTATIONS AND WARRANTIES
            OF SOTERION AND LAFAYETTE MRI ......................................  14
         4.1.  Organization, Qualification, and Power of Lafayette MRI .........  14
         4.2.  Subsidiaries ....................................................  14
         4.3.  Validity ........................................................  14
         4.4.  Default .........................................................  15
         4.5.  Title to Lafayette MRI Assets ...................................  15
         4.6.  Contracts and Leasehold Interests ...............................  15
         4.7.  Condition of Lafayette MRI Assets ...............................  15
         4.8.  Trademarks, Patents, and Other Rights ...........................  16
         4.9.  Proprietary Information of Third Parties ........................  16
         4.10.  Litigation and Investigations ..................................  16
         4.11.  Approvals ......................................................  17
         4.12.  Taxes ..........................................................  17
         4.13.  Insurance Coverage .............................................  18
         4.14.  Fees and Commissions ...........................................  18
         4.15.  Insider Interests ..............................................  18
         4.16.  Other Approvals ................................................  18
         4.17.  Environmental Liabilities ......................................  18
         4.18.  Fraud and Abuse ................................................  19
         4.19.  Employees ......................................................  19
         4.20.  Financial Statements ...........................................  20
         4.21.  No Adverse Change ..............................................  20
         4.22.  Bankruptcy .....................................................  20
         4.23.  Year 2000 Compliance ...........................................  20
         4.24.  Disclosure .....................................................  21

ARTICLE 5.  REPRESENTATIONS AND WARRANTIES
            OF SOTERION AND INDIANAPOLIS MRI ...................................  21
         5.1.  Organization, Qualification, and Power of Indianapolis MRI ......  21
         5.2.  Subsidiaries ....................................................  21
         5.3.  Validity ........................................................  21
         5.4.  Default .........................................................  22
         5.5.  Title to Indianapolis MRI Assets ................................  22
         5.6.  Contracts and Leasehold Interests ...............................  22
         5.7.  Condition of Indianapolis MRI Assets ............................  22
         5.8.  Trademarks, Patents, and Other Rights ...........................  23
         5.9.  Proprietary Information of Third Parties ........................  23
         5.10.  Litigation and Investigations ..................................  23

                                       3

         5.11.  Approvals ......................................................  24
         5.12.  Taxes ..........................................................  24
         5.13.  Insurance Coverage .............................................  25
         5.14.  Fees and Commissions ...........................................  25
         5.15.  Insider Interests ..............................................  25
         5.16.  Other Approvals ................................................  25
         5.17.  Environmental Liabilities ......................................  25
         5.18.  Fraud and Abuse ................................................  26
         5.19.  Employees ......................................................  26
         5.20.  Financial Statements ...........................................  27
         5.21.  No Adverse Change ..............................................  27
         5.22.  Bankruptcy .....................................................  27
         5.23.  Year 2000 Compliance ...........................................  27
         5.24.  Disclosure .....................................................  28

ARTICLE 6.  REPRESENTATIONS AND WARRANTIES OF SOTERION..........................  28
         6.1.  Organization, Qualification, and Power of Soterion...............  28
         6.2.  Subsidiaries.....................................................  28
         6.3.  Validity.........................................................  28
         6.4.  Default..........................................................  29
         6.5.  Litigation and Investigations....................................  29
         6.6.  Approvals........................................................  29
         6.7.  Taxes............................................................  30
         6.8.  Fees and Commissions.............................................  30
         6.9.  Insider Interests................................................  30
         6.10. Other Approvals..................................................  30
         6.11. Fraud and Abuse..................................................  31
         6.12. Bankruptcy.......................................................  31
         6.13. Disclosure.......................................................  31

ARTICLE 7.  REPRESENTATIONS AND WARRANTIES OF BUYER.............................  31
         7.1.  Organization, Qualification, and Corporate Power of Buyer........  31
         7.2.  Validity.........................................................  31
         7.3.  Fees and Commissions.............................................  32
         7.4.  Other Approvals..................................................  32
         7.5.  Disclosure.......................................................  32

ARTICLE 8.  COVENANTS OF SELLERS AND SOTERION...................................  32
         8.1.  Cooperation with Buyer...........................................  32
         8.2.  IDTF Application and Number......................................  33

ARTICLE 9.  COVENANTS OF BUYER..................................................  33
         9.1.  Cooperation with Soterion and Sellers............................  33


                                       4


ARTICLE 10.  JOINT COVENANTS OF THE PARTIES.....................................  33
         10.1.  Confidentiality of Business Information.........................  33
         10.2.  Confidentiality of this Agreement...............................  34

ARTICLE 11.  INDEMNIFICATION....................................................  34
         11.1.  Survival: Right to Indemnification Not Affected by Knowledge....  34
         11.2.  Indemnification and Payment of Damages by Seller and Soterion...  34
         11.3.  Indemnification and Payment of Damages by Buyer.................  35
         11.4.  Liability and Risk of Loss......................................  36
         11.5.  Procedure for Indemnification - Third Party Claims..............  36
         11.6.  Procedure for Indemnification - Other Claims....................  37
         11.7.  Time Limitations................................................  37

ARTICLE 12.  MISCELLANEOUS......................................................  38
         12.1.  Notice..........................................................  38
         12.2.  Survival of Provisions..........................................  39
         12.3.  Amendment.......................................................  39
         12.4.  Assignment......................................................  39
         12.5.  Severability....................................................  39
         12.6.  Choice of Law...................................................  39
         12.7.  Binding Benefit.................................................  40
         12.8.  Headings and Construction.......................................  40
         12.9.  Counterparts....................................................  40
         12.10.  Expenses.......................................................  40
         12.11.  Waiver.........................................................  40
         12.12.  Construction...................................................  40
         12.13.  Cumulative Remedies............................................  40
         12.14.  Attorney's Fees................................................  40
         12.15.  Arbitration....................................................  40
         12.16.  Entire Agreement...............................................  41

                                LIST OF SCHEDULES

SCHEDULE A...................................................List of Assets

SCHEDULE B...............................................Assigned Contracts

SCHEDULE C..............................................Assumed Liabilities

SCHEDULE D...................................................Tax Allocation

SCHEDULE E...............................................Billing Agreements

SCHEDULE F.................................................Escrow Agreement

SCHEDULE G.........................................Noncompetetion Agreement

SCHEDULE H..............................................Year End Financials

SCHEDULE I...............Southern Regional and Soterion Disclosure Schedule

SCHEDULE J.....................................Southern Regional Trademarks

SCHEDULE K......................................Southern Regional Insurance

SCHEDULE L...................Lafayette MRI and Soterion Disclosure Schedule

SCHEDULE M.........................................Lafayette MRI Trademarks

SCHEDULE N..........................................Lafayette MRI Insurance

SCHEDULE O................Indianapolis MRI and Soterion Disclosure Schedule

SCHEDULE P......................................Indianapolis MRI Trademarks

SCHEDULE Q.......................................Indianapolis MRI Insurance

SCHEDULE R.....................................Soterion Disclosure Schedule

SCHEDULE S......................................InSight Disclosure Schedule

                                 ASSET PURCHASE
                                       AND
                        LIABILITIES ASSUMPTION AGREEMENT
                                  BY AND AMONG
                              SOTERION CORPORATION,
                           SOUTHERN REGIONAL MRI, LLC,
                         INDIANA MRI OF LAFAYETTE, LLC,
                        INDIANA MRI OF INDIANAPOLIS, LLC,
                                       AND
                              INSIGHT HEALTH CORP.

     THIS ASSET PURCHASE AND LIABILITIES ASSUMPTION AGREEMENT (the "AGREEMENT"), dated as of this 21st day of January, 2000 (the "EFFECTIVE DATE"), is made by and among Southern Regional MRI, LLC, a limited liability company duly organized and validly existing under the laws of the State of Indiana ("SOUTHERN REGIONAL"), Indiana MRI of Lafayette, LLC, a limited liability company duly organized and validly existing under the laws of the State of Indiana ("LAFAYETTE MRI"), Indiana MRI of Indianapolis, LLC, a limited liability company duly organized and validly existing under the laws of the State of Indiana ("INDIANAPOLIS MRI") (Southern Regional, Lafayette MRI, and Indianapolis MRI are collectively referred to herein as "SELLERS"), Soterion Corporation, a corporation duly organized and validly existing under the laws of the State of Indiana ("SOTERION"), and InSight Health Corp., a corporation duly organized and validly existing under the laws of the State of Delaware ("BUYER").

     WHEREAS, Sellers are engaged in providing diagnostic imaging services to their customers and own certain tangible and intangible assets, including, but not limited to, diagnostic imaging equipment at (i) 590 Missouri Avenue, Suite 200, Clarksville, Indiana, (ii) 130 Professional Court, Suites C & D, Lafayette, Indiana, and (iii) 8850 Southpointe Drive, Suite B-1, Indianapolis, Indiana (collectively, the "BUSINESS") (the Business engaged in by Southern Regional shall be referred to as the "SOUTHERN REGIONAL BUSINESS", the Business engaged in by Lafayette shall be referred to as the "LAFAYETTE BUSINESS", and the Business engaged in by Indianapolis MRI shall be referred to as the "INDIANAPOLIS MRI BUSINESS").

     WHEREAS, Soterion owns all of the issued and outstanding membership interests of Indianapolis MRI;

     WHEREAS, Soterion owns a majority of the issued and outstanding membership interests of Southern Regional;

     WHEREAS, Soterion owns a majority of the issued and outstanding membership interests of Lafayette MRI;

     WHEREAS, Sellers desire to sell, and Soterion desires to cause Sellers to sell, certain assets and assign and delegate certain contracts and liabilities (and only such specified assets, contracts, and liabilities) of Sellers to Buyer, all as set forth herein; and

     WHEREAS, Buyer desires to purchase certain assets and assume certain contracts and liabilities (and only such specified assets, contracts, and liabilities) of Sellers, all as set forth herein.

     NOW THEREFORE, in consideration of the premises and covenants as set forth herein, and subject to the representations, warranties, and conditions contained herein, the parties agree as follows:

                                   ARTICLE 1.
                               PURCHASE OF ASSETS
                          AND ASSUMPTION OF LIABILITIES

     SECTION 1.1. INCORPORATION OF RECITALS. The recitals set forth above are incorporated herein by reference.

     SECTION 1.2. SALE AND PURCHASE OF ASSETS. Subject to the terms and conditions of this Agreement, and in reliance on the representations, warranties, and covenants contained herein, on the Closing Date (as defined below), Sellers shall, and Soterion shall cause Sellers, to, sell, convey, assign, transfer, and deliver, or cause to be sold, conveyed, assigned, transferred, and delivered, to Buyer, and Buyer shall purchase and acquire from Sellers, Sellers' right, title, and interest to the Assets (as defined below), free and clear of any title defect, mortgage, assignment, pledge, hypothecation, security interest, title or retention agreement, levy, execution, seizure, attachment, garnishment, deemed trust, lien, easement, option, right or claim of others, or charge or encumbrance of any kind whatsoever (collectively, "CLAIMS" or a "CLAIM"), in exchange for payment by Buyer of the Purchase Price (as defined below) and Buyer's assumption of the Assumed Liabilities (as defined below). The term "ASSETS" shall mean generally, except as otherwise provided herein, all of the following described properties, assets, and rights used or useful in connection with the Business: (i) all fixed equipment, including magnetic resource imaging and all other medical equipment, coils, cameras, film-processing equipment, and other ancillary diagnostic equipment, computers, software, furniture, fixtures, and other assets owned by Sellers, and any facility improvements; (ii) the inventory, including pharmaceuticals to the extent legally transferable, owned by Sellers and used or useful in the Business; (iii) all of Sellers' intellectual property and other general intangibles including, but not limited to, patents, patent applications, trademarks, service marks, trade names, logos, each Seller's rights to the name currently in use in connection with the Business, copyrightable works, all copyrights, certificates of need, trade secrets and confidential business information, client lists, and computer software; (iv) rights under franchises, licenses, permits, certificates, approvals, and other governmental authorizations owned by Sellers and related to the ownership of the Assets or the operation of the Business, but only if and to the extent such items are transferable; (v) all lists and other information regarding patients and referral sources with respect to the Business that are in the possession of Sellers and/or Soterion; (vi) all rights under the Assigned Contracts (as defined below), including the goodwill associated therewith; (vii) all patient records (e.g., medical charts, notes, orders, photographs, and x-rays relating to the medical history, diagnosis, and treatment of patients) and other records of those patients who were treated in connection with the Business; (viii) the opportunity to offer employment to certain of Sellers' employees; (ix) telephone and facsimile numbers and post office boxes or other mailing addresses associated with the Business; and (x) goodwill of the Business (the Assets owned by Southern Regional shall be referred to as the "SOUTHERN REGIONAL ASSETS", the Assets owned by Lafayette MRI shall be referred to as the "LAFAYETTE MRI ASSETS", and the Assets owned by Indianapolis MRI shall be referred to as the "INDIANAPOLIS MRI ASSETS"). A definitive listing of the Assets is set forth on SCHEDULE A, attached hereto and incorporated by reference, and SCHEDULE A identifies with specificity the legal and equitable owner of each Asset. Specifically excluded from this Agreement, the Assets, and the purchase obligations hereunder are assets and properties not listed on SCHEDULE A, net working capital of Sellers (consisting of cash on hand and accounts receivable), real property owned by Sellers, provider or vendor billing numbers, any tax refunds due to Sellers, and prepaid items.

         SECTION 1.3. ASSIGNMENT AND DELEGATION OF CONTRACTS. Subject to the terms and conditions of this Agreement, and in reliance on the representations, warranties, and covenants contained herein, on the Closing Date (as defined below), Sellers shall, and Soterion shall cause Sellers, and Indianapolis MRI to, delegate and assign to Buyer, and Buyer shall assume from Sellers, certain contracts and agreements used or useful in connection with the Business, including, but not limited to, all contracts (e.g., with hospitals, managed care companies, insurance companies, and/or self-insured employers) to provide diagnostic imaging services (collectively, the "ASSIGNED CONTRACTS") (the Assigned Contracts to which Southern Regional is a party shall be referred to as the "SOUTHERN REGIONAL CONTRACTS", the Assigned Contracts to which Lafayette MRI is a party shall be referred to as the "LAFAYETTE MRI CONTRACTS", and the Assigned Contracts to which Indianapolis MRI is a party shall be referred to as the "INDIANAPOLIS MRI CONTRACTS"). With respect to the Assigned Contracts, Buyer shall assume only those contractual obligations and liabilities under the Assigned Contracts arising from and after the Closing Date (as such term is defined below) and Buyer is not assuming and shall not be deemed to have assumed under any Assigned Contract or otherwise any liability incurred or accrued prior to the Closing or incurred by reason of (i) any breach of or default by any Seller or Soterion prior to the Closing (as defined below) under any Assigned Contract or other agreement, or (ii) any act or omission by any Seller or Soterion which could or does, with the passage of time, create a breach or default under any Assigned Contract or other agreement, which occurred prior to the Closing (as defined below). A definitive listing of the Assigned Contracts is set forth on SCHEDULE B, attached hereto and incorporated by reference, and SCHEDULE B identifies with specificity the Seller(s) that is(are) a party to each Assigned Contact.

         SECTION 1.4. ASSUMPTION OF LIABILITIES. Subject to the terms and conditions of this Agreement, and in reliance on the representations, warranties, and covenants contained herein, on the Closing Date (as defined below), Buyer shall satisfy or assume the payment and performance of the Assumed Liabilities (as defined below). For the purpose of this Agreement, the "ASSUMED LIABILITIES" shall mean certain funded debt obligations of Sellers in the amount of nine hundred sixty thousand six hundred twenty five dollars and ninety seven cents ($960,625.97) (the Assumed Liabilities owed by Southern Regional shall be referred to as the "SOUTHERN REGIONAL LIABILITIES", the Assumed Liabilities owed by Lafayette MRI shall be referred to as the "LAFAYETTE MRI LIABILITIES", and the Assumed Liabilities owed by Indianapolis MRI shall be referred to as the "INDIANAPOLIS MRI LIABILITIES"). The Assumed Liabilities are specifically described on SCHEDULE

C, attached hereto and incorporated by reference, and SCHEDULE C identifies with specificity the debtor under each such Assumed Liability. Buyer shall not be obligated to satisfy or assume any liability or obligation for any liability not specifically set forth on SCHEDULE C, including accounts payable and any liabilities with respect to Sellers' or Soterion's employees, employee benefit plans, salaries, any unpaid overtime, accrued vacation time, back wages, associated tax liabilities, or other benefits or obligations. Any prepayment penalties incurred by Buyer as a result of the payoff or satisfaction by Buyer of any of the Assumed Liabilities shall be the sole responsibility of Sellers and Soterion, jointly and severally, and Sellers and Soterion shall either pay such prepayment penalties directly upon request by Buyer or reimburse Buyer for such prepayment penalties promptly upon request by Buyer.

     SECTION 1.5. PURCHASE PRICE. Subject to the terms and conditions of this Agreement, and in reliance on the representations, warranties, and covenants contained herein, on the Closing Date (as defined below), Buyer shall pay to Sellers for the Assets the amount of nine million two hundred four thousand one hundred fifty dollars and three cents ($9,204,150.03) (the "PURCHASE PRICE"), of which nine hundred twenty thousand four hundred fiftenn dollars ($920,415.00) (the "DEPOSIT") shall be deposited with Escrow Agent (as defined below) pursuant to the Escrow Agreement (as defined below). The Purchase Price shall be allocated and paid among Sellers as follows: forty seven and 18/100 percent (47.18%) to Southern Regional, twenty seven and 80/100 percent (27.80%) to Lafayette MRI, and twenty five and 02/100 percent (25.02%) to Indianapolis MRI.

     SECTION 1.6. TAX ALLOCATION. The parties agree to allocate the Purchase Price and the Assumed Liabilities among the Assets for all purposes (including financial accounting and tax purposes) in accordance with the allocation set forth on SCHEDULE D, attached hereto and incorporated by reference, and shall make all necessary filings (including those required under Internal Revenue Code
Section 1060) in accordance with that allocation. In the event SCHEDULE D is not prepared as of the Closing, Buyer shall prepare such Schedule after the Closing, subject to Sellers' reasonable consent, and such Schedule shall be appended to, and made a part of, this Agreement at that time.

     SECTION 1.7. CLOSING. The closing of the transactions contemplated by this Agreement shall take place at 1:30 p.m. (EST) on January 21, 2000, simultaneous with the execution hereof (such closing being called the "CLOSING" and such date being called the "CLOSING DATE"). At the Closing, Sellers and/or Soterion, as applicable, shall deliver to Buyer the following:

     (a) Bills of sale and assignments transferring to Buyer all of the Assets, together with certificates or other evidence of title to the Assets, properly endorsed to Buyer; and

     (b) Assignments and assumptions of Sellers' rights and obligations with respect to each of the Assigned Contracts; and

     (c) Consents to the assignment and assumption from each of the other parties to the Assigned Contracts; and

     (d) Any other certificates, consents, estoppel letters, and other documents, reasonably required by buyer, executed and delivered by all persons and entities necessary to authorize or complete the transactions contemplated hereby; and

     (e) Accurate interim financial statements for sellers for the month ended december 31, 1999; and

     (f) An opinion of counsel to sellers and soterion regarding the due organization and existence of sellers and soterion, the authority of sellers and soterion to conclude the transactions provided for herein, and the due execution of the instruments at the closing, and other matters as set forth therein; and

     (g) Such other items as are set forth elsewhere in this agreement or as Buyer and its counsel may reasonably request.

     At the Closing, Buyer shall deliver to Sellers and/or Soterion, as applicable, the following:

     (x) A wire transfer or payment in immediately available funds in the total amount of eight million two hundred eighty two thousand two hundred thirty five dollars and three cents ($8,282,235.03) (which takes into account the one thousand five hundred dollars ($1,500) payable to the Escrow Agent) allocated among Sellers as set forth above; and

     (y) An opinion of counsel to Buyer regarding the due organization and existence of Buyer, the authority of Buyer to conclude the transactions provided for herein, and the due execution of the instruments at the Closing, and other matters as set forth therein; and

     (z) Such other items as are set forth elsewhere in this Agreement or as Sellers and their counsel may reasonably request.

     At Closing, Buyer shall deliver to Escrow Agent (as defined below) the Deposit pursuant to the Escrow Agreement (as defined below).

                                   ARTICLE 2.
                                OTHER AGREEMENTS

     SECTION 2.1. BILLING AGREEMENTS. Sellers shall, and Soterion shall cause each Seller to, enter into a billing agreement (collectively, the "BILLING AGREEMENTS"), as set forth in SCHEDULE E, attached hereto and incorporated by reference, whereby each of Sellers shall continue to bill and collect for and on behalf of their respective Business following the Closing Date pursuant to certain conditions using Sellers' provider numbers until such time as Buyer obtains its own provider numbers with payors.

     SECTION 2.2. ESCROW AGREEMENT. On the Closing Date, Sellers, Soterion, and Buyer shall enter into an Escrow Agreement with a mutually acceptable escrow agent ("ESCROW AGENT"), substantially in form and substance as set forth in SCHEDULE F, attached hereto and incorporated by reference ("ESCROW AGREEMENT"), and Buyer shall deposit with Escrow Agent the Deposit to hold such funds in escrow for a period of one (1) year from the Closing Date in order to secure the performance of Sellers' and Soterion's obligations under this Agreement, including the indemnification of Buyer by Sellers and Soterion; provided, however, at the end of six (6) months following the Closing Date, Escrow Agent shall be authorized to distribute to Sellers fifty percent (50%) of the amount held by Escrow Agent at that time, including any accumulated interest, less any amounts necessary to cover any outstanding claims of indemnification. In the event that the Deposit is not sufficient to satisfy any judgments or indemnifications hereunder, Buyer shall be entitled to any other remedies under law.

     SECTION 2.3. NONCOMPETITION AGREEMENT. On the Closing Date, Sellers, Soterion, the shareholders of Soterion, and Buyer shall enter into a Noncompetition Agreement, substantially in form and substance as set forth in SCHEDULE G, attached hereto and incorporated by reference ("NONCOMPETITION AGREEMENT").

     SECTION 2.4. AUDIT AND REVIEW OF SELLERS' FINANCIAL STATEMENTS. Immediately following the Closing Date, Sellers shall engage a Securities and Exchange Commission registered audit firm (the "AUDITOR") to conduct an audit (the "AUDIT") of Sellers' financial statements with respect to the Business for the year ended December 31, 1999 (the "YEAR END FINANCIALS"). A copy of the Year End Financials as presented by Sellers is set forth in SCHEDULE H, attached hereto and incorporated by reference. Buyer shall reimburse Sellers for one-half (1/2) of the reasonable documented cost of the Audit, and Sellers shall provide to Buyer copies of all reports and correspondence exchanged to and from the Auditor regarding the Audit, including, but not limited to, the final Audit report. In the event the Year End Financials prepared in connection with the Audit reveal that the net earnings before interest, taxes, depreciation, and amortization ("EBITDA") of the Business for the year ended December 31, 1999, is less than as presented in the Year End Financials in SCHEDULE H by an amount of ten percent (10%) or more (the "OVERAGE"), then Sellers shall pay to Buyer within ten (10) business days of such determination a cash amount equal to the Overage. Alternatively, Buyer may request that the Escrow Agent release a portion of the Deposit to Buyer in an amount equal to the Overage. In the event the Year End Financials prepared in connection with the Audit reveal that the EBITDA of the Business for the year ended December 31, 1999, is more than as presented in the Year End Financials in SCHEDULE H by an amount of ten percent (10%) or more (the "EXCESS"), then Buyer shall pay to Sellers, collectively, within ten (10) business days of such determination a cash amount equal to the Excess. With respect to this Section 2.4, the Auditors shall be required to take into account the adjustments as set forth in the Year End Financials in connection with the Audit and the calculation of EBITDA; provided, however, all items of adjustment except the adjustments for the management fees and management bonus as set forth in the Year End Financials shall be subject to audit and confirmation.

     SECTION 2.5. FURTHER ASSURANCES. From time to time after the Closing Date for a period of five (5) years from the Closing, Sellers and Soterion shall give to Buyer and its representatives, auditors, and counsel full access during normal business hours to all of the properties, books, records, tax returns, contracts, licenses, franchises, and all of the documents of Sellers and Soterion relating to the Business, the Assets, the Assigned Contracts, and the Assumed Liabilities, and shall furnish to Buyer all information with respect thereto as Buyer may from time to time reasonably request. From time to time after the Closing for a period of five (5) years from the Closing, at Buyer's request and without further consideration, Sellers and Soterion agree to execute and deliver at their expense such other instruments of conveyance and transfer and take such other actions as Buyer reasonably may require to more effectively deliver and vest in Buyer, and to put Buyer in legal and physical possession of, or to assign and delegate to Buyer, the Assets, the Assigned Contracts, and the Assumed Liabilities.

                                   ARTICLE 3.
                         REPRESENTATIONS AND WARRANTIES
                        OF SOTERION AND SOUTHERN REGIONAL

     Soterion and Southern Regional, jointly and severally, represent and warrant to Buyer that, except as set forth on the Disclosure Schedule attached hereto as SCHEDULE I and incorporated by reference (which Disclosure Schedule makes explicit reference to the particular representation or warranty as to which exception is taken, which in each case shall constitute the sole representation and warranty as to which such exception shall apply):

     SECTION 3.1. ORGANIZATION, QUALIFICATION, AND POWER OF SOUTHERN REGIONAL. Southern Regional (a) is a duly organized and validly existing limited liability company in good standing under the laws of the State of Indiana; (b) has the requisite corporate power and authority to carry on the Southern Regional Business; and (c) has all requisite corporate power and authority and licenses, permits, franchises, certificates, authorizations, approvals, consents, and rights to own the Southern Regional Assets and to be a party to the Southern Regional Contracts.

     SECTION 3.2. SUBSIDIARIES. Southern Regional does not (i) own of record or beneficially, directly or indirectly, any shares of capital stock or securities convertible into capital stock of any other corporation or any participating or membership interest in any partnership, joint venture, limited liability company, or other business enterprise, or (ii) control, directly or indirectly, any other entity.

     SECTION 3.3. VALIDITY. Southern Regional has the full legal power and authority to execute, deliver, and perform this Agreement and all other agreements and documents necessary to consummate the contemplated transactions, and all actions of Southern Regional necessary for such execution, delivery, and performance have been or will have been duly taken by Closing. This Agreement and all agreements related to this transaction have been duly executed and delivered by

Southern Regional and constitute the legal, valid, and binding obligation of Southern Regional, enforceable in accordance with their terms (subject as to enforcement of remedies to the discretion of courts in awarding equitable relief and to applicable bankruptcy, reorganization, insolvency, moratorium, and similar laws affecting the rights of creditors generally). Any other agreement contemplated to be entered into by Southern Regional in connection with this transaction, when executed and delivered, will constitute the legal, valid, and binding obligation of Southern Regional, enforceable in accordance with its respective terms (subject as to enforcement of remedies to the discretion of courts in awarding equitable relief and to applicable bankruptcy, reorganization, insolvency, moratorium, and similar laws affecting the rights of creditors generally). The execution and delivery by Southern Regional of this Agreement, and the performance of its obligations hereunder, and the sale and delivery of the Southern Regional Assets and the assignment and delegation of the Southern Regional Liabilities and the Southern Regional Contracts, do not require any action or consent of any party other than Soterion and Southern Regional pursuant to any contract, agreement, or other undertaking of Southern Regional, or pursuant to any order or decree to which Southern Regional is a party or to which any of its properties or assets are subject, and will not violate any provision of law, the Articles of Organization or Operating Agreement of Southern Regional, any order of any court or other agency of the government, or any indenture, agreement, or other instrument to which Southern Regional, or any of its properties or assets, are bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement, or other instrument, or result in the creation or imposition of any Claim of any nature whatsoever upon any of the properties or assets of Southern Regional.

     SECTION 3.4. DEFAULT. Southern Regional is not in default and no event has occurred which, with the lapse of time or action by a third party, could result in a default by Southern Regional under any outstanding indenture, mortgage, contract, or agreement to which it is a party.

     SECTION 3.5. TITLE TO SOUTHERN REGIONAL ASSETS. Southern Regional has good and marketable title to the Southern Regional Assets and the Southern Regional Assets are free and clear of any Claim of any kind whatsoever.

     SECTION 3.6. CONTRACTS AND LEASEHOLD INTERESTS. Each of the Southern Region Contracts is a valid and existing contract, lease, or agreement without any default of Southern Regional and, to the knowledge of Southern Regional or Soterion, without any default thereunder of any other party thereto. No event has occurred and is continuing which, with due notice or lapse of time or both, would constitute a default or event of default by Southern Regional under any Southern Region Contract or, to the knowledge of Southern Regional or Soterion, by any other party thereto. Southern Regional's possession of any property has not been disturbed and no claim has been asserted or threatened against Southern Regional adverse to its rights in such leasehold interests.

     SECTION 3.7. CONDITION OF SOUTHERN REGIONAL ASSETS. All fixtures, machinery, equipment, and other tangible property included within the Southern Regional Assets are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such fixtures, machinery, equipment, and other tangible property is in need of maintenance and repairs that are material in nature or cost.

     SECTION 3.8. TRADEMARKS, PATENTS, AND OTHER RIGHTS. Set forth in SCHEDULE J, attached hereto and incorporated by reference, is a list and brief description of all patents, patent rights, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, and copyrights, and all applications for such which are in the process of being prepared, are owned by, or are registered in the name of Southern Regional or of which Southern Regional is a licensor or licensee, or in which Southern Regional has any right, and in each case a brief description of the nature of such right. Southern Regional owns or possesses adequate licenses or other rights to use all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, manufacturing processes, formulae, trade secrets, and know how (collectively, "SOUTHERN REGIONAL'S INTELLECTUAL PROPERTY") necessary or desirable to the conduct of the Southern Regional Business as conducted. No claim is pending or, to the knowledge of Southern Regional or Soterion, threatened to the effect that the operations of Southern Regional infringe upon or conflict with the asserted rights of any other person under any of Southern Regional's Intellectual Property, and there is no basis for any such claim (whether or not pending or, to the knowledge of Southern Regional or Soterion, threatened). No claim is pending or, to the knowledge of Southern Regional or Soterion, threatened to the effect that any of Southern Regional's Intellectual Property is invalid or unenforceable by Southern Regional, and there is no known basis for any such claim (whether or not pending or, to the knowledge of Southern Regional or Soterion, threatened).

     SECTION 3.9. PROPRIETARY INFORMATION OF THIRD PARTIES. No third party has claimed or, to the knowledge of Soterion and Southern Regional, has any reason to claim that any person employed by or affiliated with Southern Regional has:
(i) violated or may be violating any of the terms or conditions of his/her employment, non-competition, or non-disclosure agreement with such third party;
(ii) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party; or (iii) interfered or may be interfering in the employment relationship between such third party and any of its current or former employees. No third party has requested information from Soterion or Southern Regional which would reasonably suggest that such a claim might be contemplated. No person employed by or affiliated with Southern Regional has employed or, to the knowledge of Southern Regional or Soterion, proposes to employ any trade secret or any information or documentation proprietary to any former employer, and no person employed by or affiliated with Southern Regional has violated any confidential relationship which such person may have had with any third party in connection with the development or sale of any product or the development or sale of any service of Southern Regional, and neither Soterion nor Southern Regional have any reason to believe there will be any such employment or violation. The execution, delivery, and performance of this Agreement, the carrying on of the Southern Regional Business as employees or agents by any key employee or affiliated person of Southern Regional, and the conduct of the Southern Regional Business, has not and will not conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under any contract, covenant, or instrument under which any such person is obligated.

     SECTION 3.10. LITIGATION AND INVESTIGATIONS. There is no: (i) action, suit, claim, proceeding, audit, or investigation pending or, to the knowledge of Southern Regional or Soterion, threatened against or affecting Southern Regional or any of Southern Regional's employees or agents, by any private party or any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, pending, threatened against, or affecting persons or entities who perform professional services under agreement with Southern Regional before any professional self-governance, oversight, or regulatory body; (ii) arbitration proceeding relating to Southern Regional pending under collective bargaining agreements or otherwise; or (iii) governmental or professional inquiry pending or, to the knowledge of Southern Regional or Soterion, threatened against or directly or indirectly affecting Southern Regional (including without limitation any inquiry as to the qualification of Southern Regional to hold or receive any license or permit), and there is no basis for any of the foregoing as to Southern Regional, and its agents or key employees, or, to the knowledge of Southern Regional or Soterion, as to entities or persons who perform professional services for it. Neither Soterion nor Southern Regional has received any opinion, memorandum, or legal advice from legal counsel to the effect that Southern Regional is exposed, from a legal standpoint, to any liability which may reasonably be expected to be material to the Southern Regional Business or the prospects, financial condition, operations, or property of Southern Regional or the Southern Regional Business. Southern Regional is not in default with respect to any order, writ, injunction, or decree applicable to Southern Regional known to or served upon it of any court or of any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign. There is no action or suit by Southern Regional pending or threatened against others.

     SECTION 3.11. APPROVALS. Southern Regional is in compliance with all laws, rules, regulations, and orders applicable to its business, operations, properties, assets, products, and services, and Southern Regional has all necessary permits, licenses, and other authorizations required to conduct the Southern Regional Business as conducted. To the knowledge of Soterion and Southern Regional and except for any potential changes in Medicare, Medicaid, or other governmental reimbursement for health care services, there is no proposed law, rule, regulation, or order, whether federal, state, local, or professional, which would prohibit or restrict Southern Regional from, or otherwise adversely affect Southern Regional in, conducting the Southern Regional Business in any jurisdiction in which it is now conducting business.

     SECTION 3.12. TAXES. Southern Regional has filed all tax returns, federal, state, county, and local including, without limitation, income, sales, payroll, premium, withholding, informational and personal property tax returns, required to be filed by it and such returns have been duly prepared and filed. All taxes due by reason of the Southern Regional Business have been paid, including, without limitation, all taxes which Southern Regional is obligated to withhold from accounts owing to employees, creditors, and third parties. All such taxes for which Southern Regional has become obligated pursuant to elections made have been paid and adequate reserves have been established for all taxes accrued but not yet payable. The federal income tax returns of Southern Regional have never been audited by the Internal Revenue Service. No deficiency assessment with respect to any proposed adjustment of Southern Regional's federal, state, county, or local taxes is pending or, to the knowledge of Soterion and Southern Regional, threatened. There is no tax lien, whether imposed by any federal, state, county, or local taxing authority outstanding against the assets or properties of Southern Regional, or the Southern Regional Business. There is no pending examination or proceeding by any authority or agency relating to the assessment or collection of any such taxes, interest, or penalties thereon, nor , to the knowledge of Soterion and Southern
Regional, do there exist any facts that would provide a basis for any such assessment.

     SECTION 3.13. INSURANCE COVERAGE. Southern Regional has maintained professional, liability, casualty, property loss, business interruption, and other insurance coverage of such types and in such amounts as is customary for companies similarly situated. SCHEDULE K, attached hereto and incorporated by reference, sets forth a complete and correct list of all insurance policies in force with respect to Southern Regional and identifies the insurer, type, and amount of coverage for each, and the anniversary date for each.

     SECTION 3.14. FEES AND COMMISSIONS. Southern Regional has not agreed to pay or become liable to pay any broker's, finder's, or originator's fees or commissions by reason of services alleged to have been rendered for, or at the instance of, it in connection with this Agreement or the transactions contemplated hereby.

     SECTION 3.15. INSIDER INTERESTS. No current person, employee, or health care provider employed by or contracted with Southern Regional, directly or indirectly: (i) owns, in whole or in part, any of the properties used in the Southern Regional Business; (ii) has received a loan or advance from Southern Regional which is currently outstanding; (iii) has any obligation to make any loan to Southern Regional; or (iv) has any other business relationship with Southern Regional other than in his or her capacity as an employee or health care provider. No current person, employee, or health care provider employed by or contracted with Southern Regional, directly or indirectly, owns, in whole or in part, any interest in excess of five percent (5%) in, or controls, or is an employee, member, officer, director, or partner of, or participant in, or consultant to, any corporation, association, partnership, limited partnership, joint venture, or other entity which is a competitor of Southern Regional, Soterion, or any of the other Sellers.

     SECTION 3.16. OTHER APPROVALS. Unless waived by Buyer in writing, all consents, approvals, qualifications, orders, or authorizations of, or filings with, any governmental authority, including any court or other third party, required in connection with Southern Regional's valid execution, delivery, or performance of this Agreement, or the consummation of any transaction contemplated by this Agreement, shall have been duly made and obtained and shall be effective on and as of the Closing Date.

     SECTION 3.17. ENVIRONMENTAL LIABILITIES.

          3.17.1 Southern Regional has not used, stored, treated, transported, manufactured, refined, handled, produced, or disposed of any Hazardous Materials (as defined below) or Petroleum Products (as defined below), on, under, at, from, or in any way affecting any of its properties (including any real property owned or leased by it) or assets, or otherwise, in any manner which at the time of the action in question violated any Environmental Laws (as defined below), governing the use, storage, treatment, transportation, manufacture, refinement, handling, production, or disposal of Hazardous Materials or Petroleum Products. To the knowledge of Soterion and Southern Regional, no prior owner of such property or asset or any tenant, subtenant, prior tenant, or prior subtenant thereof has used Hazardous Materials or Petroleum Products on, from, or affecting such property or asset, or otherwise, in any manner which at the time of the action in question violated any Environmental Laws governing the use, storage, treatment, transportation, manufacture, refinement, handling, production, or disposal of Hazardous Materials or Petroleum Products.

          3.17.2 No pending claims have been made against Southern Regional and no currently outstanding citations or notices have been issued against it, and Southern Regional has no obligations or liabilities, matured or not matured, absolute or contingent, assessed or unassessed, where such could reasonably be expected to have an adverse effect on Southern Regional or the Southern Regional Business, which in the case of any of the foregoing have been or are imposed by reason of or based upon any provision of any Environmental Laws.

          3.17.3 As used herein, "ENVIRONMENTAL LAWS" shall mean any and all federal, state, local, or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, or requirements of any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, or other court or arbitrator, in each case whether of the United States (federal, state, or local) or foreign, regulating, relating to, or imposing liability or standards of conduct concerning any Hazardous Materials or Petroleum Products or environmental protection, as now or may at any time hereafter be in effect, together, in each case, with any amendment thereto, and the regulations adopted and publications promulgated thereunder and all substitutions thereof.

          3.17.4 As used herein, "HAZARDOUS MATERIALS" shall mean any hazardous materials, hazardous wastes, infectious medical wastes, hazardous or toxic substances, asbestos, asbestos fibers, friable asbestos, any PCB's, or constituents of the foregoing, defined or regulated as such in or under any Environmental Laws.

          3.17.5 As used herein, "PETROLEUM PRODUCTS" shall mean gasoline, diesel fuel, motor oil, waste or used oil, heating oil, kerosene, and any other petroleum products.

     SECTION 3.18. FRAUD AND ABUSE. Southern Regional and persons who provide professional services under agreements with it related to the Southern Regional Business have not, with respect to the Southern Regional Business, engaged in any activities which are prohibited under any federal, state, or local laws, regulations, orders, and requirements, including, without limitation, the federal Medicare and Medicaid statutes (42 U.S.C. Section 1320a-7b, 1320a-7a, or 1320a-7(b)(7)), or the regulations promulgated pursuant to such statutes or related state or local statutes or regulations or which are prohibited by rules of professional conduct. Neither Southern Regional nor persons who provide professional services under agreements with it related to the Southern Regional Business have received, with respect to the Southern Regional Business, any claim or notice, written or oral, from any federal, state, or local government agency that they, any of them, or their activities or properties have violated any such federal, state, or local statute, regulation, order, or requirement.

     SECTION 3.19. EMPLOYEES. Southern Regional is not a party to any written employment agreements, commitments, or understandings, and all personnel are employed "at-will." There is no pending or, to the knowledge of Southern Regional or Soterion, threatened employee strike, work slowdown or stoppage, or labor dispute, or unfair labor practice claim. No union representation question exists respecting any employees of Southern Regional. No collective bargaining agreement exists or is currently being negotiated by Southern Regional, no demand has been made for recognition by a labor organization by or with respect to any employees of Southern Regional is taking place, and none of the employees of Southern Regional is represented by any labor union or organization. Southern Regional is in compliance with all federal and state laws respecting employment and employment practices, terms and conditions of employment, and wage and hours including compliance with any Internal Revenue Service guidelines on employees and independent contractors. Southern Regional has complied with all requirements with respect to the employment of any person who is not a citizen of the United States. Southern Regional is not engaged in any unfair labor practices (as defined in federal and state labor laws). There is no pending or, to the knowledge of Southern Regional or Soterion, threatened equal employment opportunity claims, wage and hour claims, unemployment compensation claims, or workers' compensation claims against or involving Southern Regional.

     SECTION 3.20. FINANCIAL STATEMENTS. Southern Regional has delivered to Buyer copies of the financial statements of Southern Regional, consisting of the income statement for the fiscal quarter ending December 31, 1999, and the balance sheet dated as of December 31, 1999 (the "SOUTHERN REGIONAL FINANCIAL STATEMENTS"), which are in accordance with the books and records of Southern Regional, which are true, correct, and complete and without any material misstatement or omission (defined for purposes of this Section 3.20 as a misstatement or omission to any item in the Southern Regional Financial Statements that would decrease net assets or increase net liabilities, as stated in the balance sheet, or that would decrease net revenue or increase net expenses, as stated in the income statement, by ten percent (10%) or more). Neither the existence of the adjustments shown on the Southern Regional Financial Statements, nor the amounts for management fees or management bonus, shall be considered a misstatement or omission for purposes of this representation and warranty.

     SECTION 3.21. NO ADVERSE CHANGE. Since the date of the Southern Regional Financial Statements, no event has occurred or circumstance or set of facts exist that may result in an adverse change in the Southern Regional Assets or in the operations, properties, or prospects of the Southern Regional Business after the Southern Regional Assets are acquired by Buyer hereunder.

     SECTION 3.22. BANKRUPTCY. There are no attachments, executions, assignments for the benefit of creditors, receiverships, conservatorship or voluntary or involuntary proceedings in bankruptcy or pursuant to any other debtor relief laws contemplated or filed by Southern Regional or pending against Southern Regional.

     SECTION 3.23. YEAR 2000 COMPLIANCE. The computer software, computer firmware, computer hardware (whether general or specific purpose), medial equipment, and other similar or related items of automated, computerized, and/or software system(s) that are used or relied on by

Southern Regional in the conduct of the Southern Regional Business (the "SOUTHERN REGIONAL INFORMATION TECHNOLOGY") are designed to be used prior to, during, and after the calendar year 2000 A.D., and the Southern Regional Information Technology used during each such time period will accurately receive, provide, and process date/time data (including, without limitation, calculating, comparing, and sequencing) from, into, and between the twentieth and twenty-first centuries, including the year 1999 and 2000, and leap year calculations, and will not malfunction, cease to function, or provide invalid or incorrect results as a result of date/time data, to the extent that other information technology, used in combination with the Southern Regional Information Technology, properly exchanges data/time data with it.

     SECTION 3.24. DISCLOSURE. No representation or warranty by Southern Regional in this Agreement, and no exhibit, schedule, or certificate furnished or to be furnished by Southern Regional pursuant hereto, (i) contains any untrue statement of a material fact or (ii) omits to state a fact required to be stated therein or necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not materially misleading.

                                   ARTICLE 4.
                         REPRESENTATIONS AND WARRANTIES
                          OF SOTERION AND LAFAYETTE MRI

     Soterion and Lafayette MRI, jointly and severally, represent and warrant to Buyer that, except as set forth on the Disclosure Schedule attached hereto as SCHEDULE L and incorporated by reference (which Disclosure Schedule makes explicit reference to the particular representation or warranty as to which exception is taken, which in each case shall constitute the sole representation and warranty as to which such exception shall apply):

     SECTION 4.1. ORGANIZATION, QUALIFICATION, AND POWER OF LAFAYETTE MRI. Lafayette MRI (a) is a duly organized and validly existing limited liability company in good standing under the laws of the State of Indiana; (b) has the requisite corporate power and authority to carry on the Lafayette MRI Business; and (c) has all requisite corporate power and authority and licenses, permits, franchises, certificates, authorizations, approvals, consents, and rights to own the Lafayette MRI Assets, and to be a party to the Lafayette MRI Contracts.

     SECTION 4.2. SUBSIDIARIES. Lafayette MRI does not (i) own of record or beneficially, directly or indirectly, any shares of capital stock or securities convertible into capital stock of any other corporation or any participating or membership interest in any partnership, joint venture, limited liability company, or other business enterprise, or (ii) control, directly or indirectly, any other entity.

     SECTION 4.3. VALIDITY. Lafayette MRI has the full legal power and authority to execute, deliver, and perform this Agreement and all other agreements and documents necessary to consummate the contemplated transactions, and all actions of Lafayette MRI necessary for such execution, delivery, and performance have been or will have been duly taken by Closing. This Agreement and all agreements related to this transaction have been duly executed and delivered by

Lafayette MRI and constitute the legal, valid, and binding obligation of Lafayette MRI, enforceable in accordance with their terms (subject as to enforcement of remedies to the discretion of courts in awarding equitable relief and to applicable bankruptcy, reorganization, insolvency, moratorium, and similar laws affecting the rights of creditors generally). Any other agreement contemplated to be entered into by Lafayette MRI in connection with this transaction, when executed and delivered, will constitute the legal, valid, and binding obligation of Lafayette MRI, enforceable in accordance with its respective terms (subject as to enforcement of remedies to the discretion of courts in awarding equitable relief and to applicable bankruptcy, reorganization, insolvency, moratorium, and similar laws affecting the rights of creditors generally). The execution and delivery by Lafayette MRI of this Agreement, and the performance of its obligations hereunder, and the sale and delivery of the Lafayette MRI Assets and the assignment and delegation of the Lafayette MRI Liabilities and the Lafayette MRI Assigned Contracts, do not require any action or consent of any party other than Soterion and Lafayette MRI pursuant to any contract, agreement, or other undertaking of Lafayette MRI, or pursuant to any order or decree to which Lafayette MRI is a party or to which any of its properties or assets are subject, and will not violate any provision of law, the Articles of Organization or Operating Agreements of Lafayette MRI, any order of any court or other agency of the government, or any indenture, agreement, or other instrument to which Lafayette MRI, or any of its properties or assets, are bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement, or other instrument, or result in the creation or imposition of any Claim of any nature whatsoever upon any of the properties or assets of Lafayette MRI.

     SECTION 4.4. DEFAULT. Lafayette MRI is not in default and no event has occurred which, with the lapse of time or action by a third party, could result in a default by Lafayette MRI under any outstanding indenture, mortgage, contract, or agreement to which it is a party.

     SECTION 4.5. TITLE TO LAFAYETTE MRI ASSETS. Lafayette MRI has good and marketable title to the Lafayette MRI Assets and the Lafayette MRI Assets are free and clear of any Claim of any kind whatsoever.

     SECTION 4.6. CONTRACTS AND LEASEHOLD INTERESTS. Each Lafayette MRI Contract is a valid and existing contract, lease, or agreement without any default of Lafayette MRI and, to the knowledge of Lafayette MRI or Soterion, without any default thereunder of any other party thereto. No event has occurred and is continuing which, with due notice or lapse of time or both, would constitute a default or event of default by Lafayette MRI under any Lafayette MRI Contract or, to the knowledge of Lafayette MRI and Soterion, by any other party thereto. Lafayette MRI's possession of any property has not been disturbed and no claim has been asserted or threatened against Lafayette MRI adverse to its rights in such leasehold interests.

     SECTION 4.7. CONDITION OF LAFAYETTE MRI ASSETS. All fixtures, machinery, equipment, and other tangible property included within the Lafayette MRI Assets are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such fixtures, machinery, equipment, and other tangible property is in need of maintenance and repairs that are material in nature or cost.

     SECTION 4.8. TRADEMARKS, PATENTS, AND OTHER RIGHTS. Set forth in SCHEDULE M, attached hereto and incorporated by reference, is a list and brief description of all patents, patent rights, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, and copyrights, and all applications for such which are in the process of being prepared, are owned by, or are registered in the name of Lafayette MRI or of which Lafayette MRI is a licensor or licensee, or in which Lafayette MRI has any right, and in each case a brief description of the nature of such right. Lafayette MRI owns or possesses adequate licenses or other rights to use all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, manufacturing processes, formulae, trade secrets, and know how (collectively, "LAFAYETTE MRI'S INTELLECTUAL PROPERTY") necessary or desirable to the conduct of the Lafayette MRI Business as conducted. No claim is pending or, to the knowledge of Lafayette MRI or Soterion, threatened to the effect that the operations of Lafayette MRI infringe upon or conflict with the asserted rights of any other person under any of Lafayette MRI's Intellectual Property, and there is no basis for any such claim (whether or not pending or, to the knowledge of Lafayette MRI or Soterion, threatened). No claim is pending or, to the knowledge of Lafayette MRI or Soterion, threatened to the effect that any of Lafayette MRI's Intellectual Property is invalid or unenforceable by Lafayette MRI, and there is no known basis for any such claim (whether or not pending or, to the knowledge of Lafayette MRI or Soterion, threatened).

     SECTION 4.9. PROPRIETARY INFORMATION OF THIRD PARTIES. No third party has claimed or, to the knowledge of Soterion and Lafayette MRI, has any reason to claim that any person employed by or affiliated with Lafayette MRI has: (i) violated or may be violating any of the terms or conditions of his/her employment, non-competition, or non-disclosure agreement with such third party;
(ii) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party; or (iii) interfered or may be interfering in the employment relationship between such third party and any of its current or former employees. No third party has requested information from Soterion or Lafayette MRI which reasonably suggests that such a claim might be contemplated. No person employed by or affiliated with Lafayette MRI has employed or, to the knowledge of Lafayette MRI or Soterion, proposes to employ any trade secret or any information or documentation proprietary to any former employer, and no person employed by or affiliated with Lafayette MRI has violated any confidential relationship which such person may have had with any third party in connection with the development or sale of any product or the development or sale of any service of Lafayette MRI, and neither Soterion nor Lafayette MRI have any reason to believe there will be any such employment or violation. The execution, delivery, and performance of this Agreement, the carrying on of the Lafayette MRI Business as employees or agents by any key employee or affiliated person of Lafayette MRI, and the conduct of the Lafayette MRI Business, has not and will not conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under any contract, covenant, or instrument under which any such person is obligated.

     SECTION 4.10. LITIGATION AND INVESTIGATIONS. There is no: (i) action, suit, claim, proceeding, audit, or investigation pending or, to the knowledge of Lafayette MRI or Soterion, threatened against or affecting Lafayette MRI or any of Lafayette MRI's employees or agents, by any private party or any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, pending, threatened against, or affecting persons or entities who perform professional services under agreement with Lafayette MRI before any professional self-governance, oversight, or regulatory body; (ii) arbitration proceeding relating to Lafayette MRI pending under collective bargaining agreements or otherwise; or (iii) governmental or professional inquiry pending or, to the knowledge of Lafayette MRI or Soterion, threatened against or directly or indirectly affecting Lafayette MRI (including without limitation any inquiry as to the qualification of Lafayette MRI to hold or receive any license or permit), and there is no basis for any of the foregoing as to Lafayette MRI, and its agents or key employees, or, to the knowledge of Lafayette MRI or Soterion, as to entities or persons who perform professional services for it. Neither Soterion nor Lafayette MRI has received any opinion, memorandum, or legal advice from legal counsel to the effect that Lafayette MRI is exposed, from a legal standpoint, to any liability which may reasonably be expected to be material to the Lafayette MRI Business or the prospects, financial condition, operations, or property of Lafayette MRI or the Lafayette MRI Business. Lafayette MRI is not in default with respect to any order, writ, injunction, or decree applicable to Lafayette MRI known to or served upon it of any court or of any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign. There is no action or suit by Lafayette MRI pending or threatened against others.

     SECTION 4.11. APPROVALS. Lafayette MRI is in compliance with all laws, rules, regulations, and orders applicable to its business, operations, properties, assets, products, and services, and Lafayette MRI has all necessary permits, licenses, and other authorizations required to conduct the Lafayette MRI Business as conducted. To the knowledge of Soterion and Lafayette MRI and except for any potential changes in Medicare, Medicaid, or other governmental reimbursement for health care services, there is no proposed law, rule, regulation, or order, whether federal, state, local, or professional, which would prohibit or restrict Lafayette MRI from, or otherwise adversely affect Lafayette MRI in, conducting the Lafayette MRI Business in any jurisdiction in which it is now conducting business.

     SECTION 4.12. TAXES. Lafayette MRI has filed all tax returns, federal, state, county, and local including, without limitation, income, sales, payroll, premium, withholding, informational and personal property tax returns, required to be filed by it and such returns have been duly prepared and filed. All taxes due by reason of the Lafayette MRI Business have been paid, including, without limitation, all taxes which Lafayette MRI is obligated to withhold from accounts owing to employees, creditors, and third parties. All such taxes for which Lafayette MRI has become obligated pursuant to elections made have been paid and adequate reserves have been established for all taxes accrued but not yet payable. The federal income tax returns of Lafayette MRI have never been audited by the Internal Revenue Service. No deficiency assessment with respect to any proposed adjustment of Lafayette MRI's federal, state, county, or local taxes is pending or, to the knowledge of Soterion and Lafayette MRI, threatened. There is no tax lien, whether imposed by any federal, state, county, or local taxing authority outstanding against the assets or properties of Lafayette MRI, or the Lafayette MRI Business. There is no pending examination or proceeding by any authority or agency relating to the assessment or collection of any such taxes, interest, or penalties thereon, nor, to the knowledge of Soterion and Lafayette MRI, do there exist any facts that would provide a basis for any such assessment.

     SECTION 4.13. INSURANCE COVERAGE. Lafayette MRI has maintained professional, liability, casualty, property loss, business interruption, and other insurance coverage of such types and in such amounts as is customary for companies similarly situated. SCHEDULE N, attached hereto and incorporated by reference, sets forth a complete and correct list of all insurance policies in force with respect to Lafayette MRI and identifies the insurer, type, and amount of coverage for each, and the anniversary date for each.

     SECTION 4.14. FEES AND COMMISSIONS. Lafayette MRI has not agreed to pay or become liable to pay any broker's, finder's, or originator's fees or commissions by reason of services alleged to have been rendered for, or at the instance of, it in connection with this Agreement or the transactions contemplated hereby.

     SECTION 4.15. INSIDER INTERESTS. No current person, employee, or health care provider, employed by or contracted with Lafayette MRI: (i) owns, in whole or in part, any of the properties used in the Lafayette MRI Business; (ii) has received a loan or advance from Lafayette MRI which is currently outstanding;
(iii) has any obligation to make any loan to Lafayette MRI; or (iv) has any other business relationship with Lafayette MRI other than in his or her capacity as an employee, or health care provider. No current person, employee, or health care provider employed by or contracted with Lafayette MRI, directly or indirectly, owns, in whole or in part, any interest in excess of five percent (5%) in, or controls, or is an employee, member, officer, director, or partner of, or participant in, or consultant to, any corporation, association, partnership, limited partnership, joint venture, or other entity which is a competitor of Lafayette MRI, Members, or any of the other Sellers.

     SECTION 4.16. OTHER APPROVALS. Unless waived by Buyer in writing, all consents, approvals, qualifications, orders, or authorizations of, or filings with, any governmental authority, including any court or other third party, required in connection with Lafayette MRI's valid execution, delivery, or performance of this Agreement, or the consummation of any transaction contemplated by this Agreement, shall have been duly made and obtained and shall be effective on and as of the Closing Date.

     SECTION 4.17. ENVIRONMENTAL LIABILITIES.

          4.17.1 Lafayette MRI has not used, stored, treated, transported, manufactured, refined, handled, produced, or disposed of any Hazardous Materials (as defined below) or Petroleum Products (as defined below), on, under, at, from, or in any way affecting any of its properties (including any real property owned or leased by it) or assets, or otherwise, in any manner which at the time of the action in question violated any Environmental Laws (as defined below), governing the use, storage, treatment, transportation, manufacture, refinement, handling, production, or disposal of Hazardous Materials or Petroleum Products. To the knowledge of Soterion and Lafayette MRI, no prior owner of such property or asset or any tenant, subtenant, prior tenant, or prior subtenant thereof has used Hazardous Materials or Petroleum Products on, from, or affecting such property or asset, or otherwise, in any manner which at the time of the action in question violated any Environmental Laws governing the use, storage, treatment, transportation, manufacture, refinement, handling, production, or disposal of Hazardous Materials or Petroleum Products.

          4.17.2 No pending claims have been made against Lafayette MRI and no currently outstanding citations or notices have been issued against it, and Lafayette MRI has no obligations or liabilities, matured or not matured, absolute or contingent, assessed or unassessed, where such could reasonably be expected to have an adverse effect on Lafayette MRI or the Lafayette MRI Business, which in the case of any of the foregoing have been or are imposed by reason of or based upon any provision of any Environmental Laws.

          4.17.3 As used herein, "ENVIRONMENTAL LAWS" shall mean any and all federal, state, local, or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, or requirements of any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, or other court or arbitrator, in each case whether of the United States (federal, state, or local) or foreign, regulating, relating to, or imposing liability or standards of conduct concerning any Hazardous Materials or Petroleum Products or environmental protection, as now or may at any time hereafter be in effect, together, in each case, with any amendment thereto, and the regulations adopted and publications promulgated thereunder and all substitutions thereof.

          4.17.4 As used herein, "HAZARDOUS MATERIALS" shall mean any hazardous materials, hazardous wastes, infectious medical wastes, hazardous or toxic substances, asbestos, asbestos fibers, friable asbestos, any PCB's, or constituents of the foregoing, defined or regulated as such in or under any Environmental Laws.

          4.17.5 As used herein, "PETROLEUM PRODUCTS" shall mean gasoline, diesel fuel, motor oil, waste or used oil, heating oil, kerosene, and any other petroleum products.

     SECTION 4.18. FRAUD AND ABUSE. Lafayette MRI and persons who provide professional services under agreements with it related to the Lafayette MRI Business have not, with respect to the Lafayette MRI Business, engaged in any activities which are prohibited under any federal, state, or local laws, regulations, orders, and requirements, including, without limitation, the federal Medicare and Medicaid statutes (42 U.S.C. Section 1320a-7b, 1320a-7a, or 1320a-7(b)(7)), or the regulations promulgated pursuant to such statutes or related state or local statutes or regulations or which are prohibited by rules of professional conduct. Neither Lafayette MRI nor persons who provide professional services under agreements with it related to the Lafayette MRI Business have received, with respect to the Lafayette MRI Business, any claim or notice, written or oral, from any federal, state, or local government agency that they, any of them, or their activities or properties have violated any such federal, state, or local statute, regulation, order, or requirement.

         SECTION 4.19. EMPLOYEES. Lafayette MRI is not a party to any written employment agreements, commitments, or understandings, and all personnel are employed "at-will." There is no pending or, to the knowledge of Lafayette MRI or Soterion, threatened employee strike, work slowdown or stoppage, or labor dispute, or unfair labor practice claim. No union representation question exists respecting any employees of Lafayette MRI. No collective bargaining agreement exists or is currently being negotiated by Lafayette MRI, no demand has been made for recognition by a labor organization by or with respect to any employees of Lafayette MRI is taking place, and none of the employees of Lafayette MRI is represented by any labor union or organization. Lafayette MRI is in compliance with all federal and state laws respecting employment and employment practices, terms and conditions of employment, and wage and hours including compliance with any Internal Revenue Service guidelines on employees and independent contractors. Lafayette MRI has complied with all requirements with respect to the employment of any person who is not a citizen of the United States. Lafayette MRI is not engaged in any unfair labor practices (as defined in federal and state labor laws). There is no pending or, to the knowledge of Lafayette MRI or Soterion, threatened equal employment opportunity claims, wage and hour claims, unemployment compensation claims, or workers' compensation claims against or involving Lafayette MRI.

     SECTION 4.20. FINANCIAL STATEMENTS. Lafayette MRI has delivered to Buyer copies of the financial statements of Lafayette MRI, consisting of the income statement for the fiscal quarter ending December 31, 1999, and the balance sheet dated as of December 31, 1999 (the "LAFAYETTE MRI FINANCIAL STATEMENTS"), which are in accordance with the books and records of Lafayette MRI, which are true, correct, and complete and without any material misstatement or omission (defined for purposes of this Section 4.20 as a misstatement or omission to any item in the Lafayette MRI Financial Statements that would decrease net assets or increase net liabilities, as stated in the balance sheet, or that would decrease net revenue or increase net expenses, as stated in the income statement, by ten percent (10%) or more). Neither the existence of the adjustments shown on the Lafayette MRI Financial Statements, nor the amounts for management fees or management bonus, shall be considered a misstatement or omission for purposes of this representation and warranty.

     SECTION 4.21. NO ADVERSE CHANGE. Since the date of the Lafayette MRI Financial Statements, no event has occurred or circumstance or set of facts exist that may result in an adverse change in the Lafayette MRI Assets or in the operations, properties, prospects, of the Lafayette MRI Business after the Lafayette MRI Assets are acquired by Buyer hereunder.

     SECTION 4.22. BANKRUPTCY. There are no attachments, executions, assignments for the benefit of creditors, receiverships, conservatorships, or voluntary or involuntary proceedings in bankruptcy or pursuant to any other debtor relief laws contemplated or filed by Lafayette MRI or pending against Lafayette MRI.

     SECTION 4.23. YEAR 2000 COMPLIANCE. The computer software, computer firmware, computer hardware (whether general or specific purpose), medial equipment, and other similar or related items of automated, computerized, and/or software system(s) that are used or relied on by Lafayette MRI in the conduct of the Lafayette MRI Business (the "LAFAYETTE MRI INFORMATION TECHNOLOGY") are designed to be used prior to, during, and after the calendar year 2000 A.D., and the Information Technology used during each such time period will accurately receive, provide, and process date/time data (including, without limitation, calculating, comparing, and sequencing) from, into, and between the twentieth and twenty-first centuries, including the year 1999 and 2000, and leap year calculations, and will not malfunction, cease to function, or provide invalid or incorrect results as a result of date/time data, to the extent that other information technology, used in combination with the Lafayette MRI Information Technology, properly exchanges data/time data with it.

     SECTION 4.24. DISCLOSURE. No representation or warranty by Lafayette MRI in this Agreement, and no exhibit, schedule, or certificate furnished or to be furnished by Lafayette MRI pursuant hereto, (i) contains any untrue statement of a material fact or (ii) omits to state a fact required to be stated therein or necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not materially misleading.

                                   ARTICLE 5.
                         REPRESENTATIONS AND WARRANTIES
                        OF SOTERION AND INDIANAPOLIS MRI

     Soterion and Indianapolis MRI, jointly and severally, represent and warrant to Buyer that, except as set forth on the Disclosure Schedule attached hereto as SCHEDULE O and incorporated by reference (which Disclosure Schedule makes explicit reference to the particular representation or warranty as to which exception is taken, which in each case shall constitute the sole representation and warranty as to which such exception shall apply):

     SECTION 5.1. ORGANIZATION, QUALIFICATION, AND POWER OF INDIANAPOLIS MRI. Indianapolis MRI (a) is a duly organized and validly existing limited liability company in good standing under the laws of the State of Indiana; (b) has the requisite corporate power and authority to carry on the Indianapolis MRI Business; and (c) has all requisite corporate power and authority and licenses, permits, franchises, certificates, authorizations, approvals, consents, and rights to own the Indianapolis MRI Assets, and to be a party to the Indianapolis MRI Contracts.

     SECTION 5.2. SUBSIDIARIES. Indianapolis MRI does not (i) own of record or beneficially, directly or indirectly, any shares of capital stock or securities convertible into capital stock of any other corporation or any participating or membership interest in any partnership, joint venture, limited liability company, or other business enterprise, or (ii) control, directly or indirectly, any other entity.

     SECTION 5.3. VALIDITY. Indianapolis MRI has the full legal power and authority to execute, deliver, and perform this Agreement and all other agreements and documents necessary to consummate the contemplated transactions, and all actions of Indianapolis MRI necessary for such execution, delivery, and performance have been or will have been duly taken by Closing. This Agreement and all agreements related to this transaction have been duly executed and delivered by Indianapolis MRI and constitute the legal, valid, and binding obligation of Indianapolis MRI, enforceable in accordance with their terms (subject as to enforcement of remedies to the discretion of courts in awarding equitable relief and to applicable bankruptcy, reorganization, insolvency, moratorium, and similar laws affecting the rights of creditors generally). Any other agreement contemplated to be entered into by Indianapolis MRI in connection with this transaction, when executed and delivered, will constitute the legal, valid, and binding obligation of Indianapolis MRI, enforceable in accordance with its respective terms (subject as to enforcement of remedies to the discretion of courts in awarding equitable relief and to applicable bankruptcy, reorganization, insolvency, moratorium, and similar laws affecting the rights of creditors generally). The execution and delivery by Indianapolis MRI of this Agreement, and the performance of its obligations hereunder, and the sale and delivery of the Indianapolis MRI Assets and the assignment and delegation of the Indianapolis MRI Liabilities and the Indianapolis MRI Contracts, do not require any action or consent of any party other than Soterion and Indianapolis MRI pursuant to any contract, agreement, or other undertaking of Indianapolis MRI, or pursuant to any order or decree to which any of Indianapolis MRI is a party or to which any of its properties or assets are subject, and will not violate any provision of law, the Articles of Organization or Operating Agreements of Indianapolis MRI, any order of any court or other agency of the government, or any indenture, agreement, or other instrument to which Indianapolis MRI, or any of its properties or assets, are bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement, or other instrument, or result in the creation or imposition of any Claim of any nature whatsoever upon any of the properties or assets of Indianapolis MRI.

     SECTION 5.4. DEFAULT. Indianapolis MRI is not in default and no event has occurred which, with the lapse of time or action by a third party, could result in a default by Indianapolis MRI under any outstanding indenture, mortgage, contract, or agreement to which it is a party.

     SECTION 5.5. TITLE TO INDIANAPOLIS MRI ASSETS. Indianapolis MRI has good and marketable title to the Indianapolis MRI Assets and the Indianapolis MRI Assets are free and clear of any Claim of any kind whatsoever.

     SECTION 5.6. CONTRACTS AND LEASEHOLD INTERESTS. Each Indianapolis MRI Contract is a valid and existing contract, lease, or agreement without any default of Indianapolis MRI and, to the knowledge of Indianapolis MRI or Soterion, without any default thereunder of any other party thereto. No event has occurred and is continuing which, with due notice or lapse of time or both, would constitute a default or event of default by Indianapolis MRI under any Indianapolis MRI Contract or, to the knowledge of Indianapolis MRI or Soterion, by any other party thereto. Indianapolis MRI's possession of any property has not been disturbed and no claim has been asserted or threatened against Indianapolis MRI adverse to its rights in such leasehold interests.

     SECTION 5.7. CONDITION OF INDIANAPOLIS MRI ASSETS. All fixtures, machinery, equipment, and other tangible property included within the Indianapolis MRI Assets are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such fixtures, machinery, equipment, and other tangible property is in need of maintenance and repairs that are material in nature or cost.

     SECTION 5.8. TRADEMARKS, PATENTS, AND OTHER RIGHTS. Set forth in SCHEDULE P, attached hereto and incorporated by reference, is a list and brief description of all patents, patent rights, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, and copyrights, and all applications for such which are in the process of being prepared, are owned by, or are registered in the name of Indianapolis MRI or of which Indianapolis MRI is a licensor or licensee, or in which Indianapolis MRI has any right, and in each case a brief description of the nature of such right. Indianapolis MRI owns or possesses adequate licenses or other rights to use all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, manufacturing processes, formulae, trade secrets, and know how (collectively, "INDIANAPOLIS MRI'S INTELLECTUAL PROPERTY") necessary or desirable to the conduct of the Indianapolis MRI Business as conducted. No claim is pending or, to the knowledge of Indianapolis MRI or Soterion, threatened to the effect that the operations of Indianapolis MRI infringe upon or conflict with the asserted rights of any other person under any of Indianapolis MRI's Intellectual Property, and there is no basis for any such claim (whether or not pending or, to the knowledge of Indianapolis MRI or Soterion, threatened). No claim is pending or, to the knowledge of Indianapolis MRI or Soterion, threatened to the effect that any of Indianapolis MRI's Intellectual Property is invalid or unenforceable by Indianapolis MRI, and there is no known basis for any such claim (whether or not pending or, to the knowledge of Indianapolis MRI or Soterion, threatened).

     SECTION 5.9. PROPRIETARY INFORMATION OF THIRD PARTIES. No third party has claimed or, to the knowledge of Soterion and Indianapolis MRI, has any reason to claim that any person employed by or affiliated with Indianapolis MRI has: (i) violated or may be violating any of the terms or conditions of his/her employment, non-competition, or non-disclosure agreement with such third party;
(ii) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party; or (iii) interfered or may be interfering in the employment relationship between such third party and any of its current or former employees. No third party has requested information from Soterion or Indianapolis MRI which reasonably suggests that such a claim might be contemplated. No person employed by or affiliated with Indianapolis MRI has employed or, to the knowledge of Indianapolis MRI or Soterion, proposes to employ any trade secret or any information or documentation proprietary to any former employer, and no person employed by or affiliated with Indianapolis MRI has violated any confidential relationship which such person may have had with any third party in connection with the development or sale of any product or the development or sale of any service of Indianapolis MRI, and neither Soterion nor Indianapolis MRI have any reason to believe there will be any such employment or violation. The execution, delivery, and performance of this Agreement, the carrying on of the Indianapolis MRI Business as employees or agents by any key employee or affiliated person of Indianapolis MRI, and the conduct of the Indianapolis MRI Business, has not and will not conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under any contract, covenant, or instrument under which any such person is obligated.

         SECTION 5.10. LITIGATION AND INVESTIGATIONS. There is no: (i) action, suit, claim, proceeding, audit, or investigation pending or, to the knowledge of Indianapolis MRI or Soterion, threatened against or affecting Indianapolis MRI or any of Indianapolis MRI's employees or agents, by any private party or any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, pending, threatened against, or affecting persons or entities who perform professional services under agreement with Indianapolis MRI before any professional self-governance, oversight, or regulatory body; (ii) arbitration proceeding relating to Indianapolis MRI pending under collective bargaining agreements or otherwise; or (iii) governmental or professional inquiry pending or, to the knowledge of Indianapolis MRI or Soterion, threatened against or directly or indirectly affecting Indianapolis MRI (including without limitation any inquiry as to the qualification of Indianapolis MRI to hold or receive any license or permit), and there is no basis for any of the foregoing as to Indianapolis MRI, and its agents or key employees, or, to the knowledge of Indianapolis MRI or Soterion, as to entities or persons who perform professional services for it. Neither Soterion nor Indianapolis MRI has received any opinion, memorandum, or legal advice from legal counsel to the effect that Indianapolis MRI is exposed, from a legal standpoint, to any liability which may reasonably be expected to be material to the Indianapolis MRI Business or the prospects, financial condition, operations, or property of Indianapolis MRI. Indianapolis MRI is not in default with respect to any order, writ, injunction, or decree applicable to Indianapolis MRI known to or served upon it of any court or of any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign. There is no action or suit by Indianapolis MRI pending or threatened against others.

     SECTION 5.11. APPROVALS. Indianapolis MRI is in compliance with all laws, rules, regulations, and orders applicable to its business, operations, properties, assets, products, and services, and Indianapolis MRI has all necessary permits, licenses, and other authorizations required to conduct the Indianapolis MRI Business as conducted. To the knowledge of Soterion and Indianapolis MRI and except for any potential changes in Medicare, Medicaid, or other governmental reimbursement for health care services, there is no proposed law, rule, regulation, or order, whether federal, state, local, or professional, which would prohibit or restrict Indianapolis MRI from, or otherwise adversely affect Indianapolis MRI in, conducting the Indianapolis MRI Business in any jurisdiction in which it is now conducting business.

     SECTION 5.12. TAXES. Indianapolis MRI has filed all tax returns, federal, state, county, and local including, without limitation, income, sales, payroll, premium, withholding, informational and personal property tax returns, required to be filed by it and such returns have been duly prepared and filed. All taxes due by reason of the Indianapolis MRI Business have been paid, including, without limitation, all taxes which Indianapolis MRI is obligated to withhold from accounts owing to employees, creditors, and third parties. All such taxes for which Indianapolis MRI has become obligated pursuant to elections made have been paid and adequate reserves have been established for all taxes accrued but not yet payable. The federal income tax returns of Indianapolis MRI have never been audited by the Internal Revenue Service. No deficiency assessment with respect to any proposed adjustment of Indianapolis MRI's federal, state, county, or local taxes is pending or, to the knowledge of Soterion and Indianapolis MRI, threatened. There is no tax lien, whether imposed by any federal, state, county, or local taxing authority outstanding against the assets or properties of Indianapolis MRI, or the Indianapolis MRI Business. There is no pending examination or proceeding by any authority or agency relating to the assessment or collection of any such taxes, interest, or penalties thereon, nor, to the knowledge of Soterion and Indianapolis MRI, do there exist any facts that would provide a basis for any such assessment.

     SECTION 5.13. INSURANCE COVERAGE. Indianapolis MRI has maintained professional, liability, casualty, property loss, business interruption, and other insurance coverage of such types and in such amounts as is customary for companies similarly situated. SCHEDULE Q, attached hereto and incorporated by reference, sets forth a complete and correct list of all insurance policies in force with respect to Indianapolis MRI and identifies the insurer, type, and amount of coverage for each, and the anniversary date for each.

     SECTION 5.14. FEES AND COMMISSIONS. Indianapolis MRI has not agreed to pay or become liable to pay any broker's, finder's, or originator's fees or commissions by reason of services alleged to have been rendered for, or at the instance of, it in connection with this Agreement or the transactions contemplated hereby.

     SECTION 5.15. INSIDER INTERESTS. No current person, employee, or health care provider employed by or contracted with Indianapolis MRI, directly or indirectly: (i) owns in whole or in part, any of the properties used in the Indianapolis MRI Business; (ii) has received a loan or advance from Indianapolis MRI which is currently outstanding; (iii) has any obligation to make any loan to Indianapolis MRI; or (iv) has any other business relationship with Indianapolis MRI other than in his or her capacity as an employee or health care provider. No current employee or health care provider, employed by or contracted with Indianapolis MRI owns, in whole or in part, directly or indirectly, any interest in excess of five percent (5%) in, or controls, or is an employee, member, officer, director, or partner of, or participant in, or consultant to, any corporation, association, partnership, limited partnership, joint venture, or other entity which is a competitor of Indianapolis MRI, Soterion, or any of the other Sellers.

     SECTION 5.16. OTHER APPROVALS. Unless waived by Buyer in writing, all consents, approvals, qualifications, orders, or authorizations of, or filings with, any governmental authority, including any court or other third party, required in connection with Indianapolis MRI's valid execution, delivery, or performance of this Agreement, or the consummation of any transaction contemplated by this Agreement, shall have been duly made and obtained and shall be effective on and as of the Closing Date.

     SECTION 5.17. ENVIRONMENTAL LIABILITIES.

          5.17.1 Indianapolis MRI has not used, stored, treated, transported, manufactured, refined, handled, produced, or disposed of any Hazardous Materials (as defined below) or Petroleum Products (as defined below), on, under, at, from, or in any way affecting any of its properties (including any real property owned or leased by it) or assets, or otherwise, in any manner which at the time of the action in question violated any Environmental Laws (as defined below), governing the use, storage, treatment, transportation, manufacture, refinement, handling, production, or disposal of Hazardous Materials or Petroleum Products. To the knowledge of Soterion and Indianapolis MRI, no prior owner of such property or asset or any tenant, subtenant, prior tenant, or prior subtenant thereof has used Hazardous Materials or Petroleum Products on, from, or affecting such property or asset, or otherwise, in any manner which at the time of the action in question violated any

Environmental Laws governing the use, storage, treatment, transportation, manufacture, refinement, handling, production, or disposal of Hazardous Materials or Petroleum Products.

          5.17.2 No pending claims have been made against Indianapolis MRI and no currently outstanding citations or notices have been issued against it, and Indianapolis MRI has no obligations or liabilities, matured or not matured, absolute or contingent, assessed or unassessed, where such could reasonably be expected to have an adverse effect on Indianapolis MRI or the Indianapolis MRI Business, which in the case of any of the foregoing have been or are imposed by reason of or based upon any provision of any Environmental Laws.

          5.17.3 As used herein, "ENVIRONMENTAL LAWS" shall mean any and all federal, state, local, or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, or requirements of any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, or other court or arbitrator, in each case whether of the United States (federal, state, or local) or foreign, regulating, relating to, or imposing liability or standards of conduct concerning any Hazardous Materials or Petroleum Products or environmental protection, as now or may at any time hereafter be in effect, together, in each case, with any amendment thereto, and the regulations adopted and publications promulgated thereunder and all substitutions thereof.

          5.17.4 As used herein, "HAZARDOUS MATERIALS" shall mean any hazardous materials, hazardous wastes, infectious medical wastes, hazardous or toxic substances, asbestos, asbestos fibers, friable asbestos, any PCB's, or constituents of the foregoing, defined or regulated as such in or under any Environmental Laws.

          5.17.5 As used herein, "PETROLEUM PRODUCTS" shall mean gasoline, diesel fuel, motor oil, waste or used oil, heating oil, kerosene, and any other petroleum products.

     SECTION 5.18. FRAUD AND ABUSE. Indianapolis MRI and persons who provide professional services under agreements with it related to the Indianapolis MRI Business have not, with respect to the Indianapolis MRI Business, engaged in any activities which are prohibited under any federal, state, or local laws, regulations, orders, and requirements, including, without limitation, the federal Medicare and Medicaid statutes (42 U.S.C. Section 1320a-7b, 1320a-7a, or 1320a-7(b)(7)), or the regulations promulgated pursuant to such statutes or related state or local statutes or regulations or which are prohibited by rules of professional conduct. Neither Indianapolis MRI nor persons who provide professional services under agreements with it related to the Indianapolis MRI Business have received, with respect to the Indianapolis MRI Business, any claim or notice, written or oral, from any federal, state, or local government agency that they, any of them, or their activities or properties have violated any such federal, state, or local statute, regulation, order, or requirement.

     SECTION 5.19. EMPLOYEES. Indianapolis MRI is not a party to any written employment agreements, commitments, or understandings, and all personnel are employed "at-will." There is no pending or, to the knowledge of Indianapolis MRI or Soterion, threatened employee strike, work slowdown or stoppage, or labor dispute, or unfair labor practice claim. No union representation question exists respecting any employees of Indianapolis MRI. No collective bargaining agreement exists or is currently being negotiated by Indianapolis MRI, no demand has been made for recognition by a labor organization by or with respect to any employees of Indianapolis MRI is taking place, and none of the employees of Indianapolis MRI is represented by any labor union or organization. Indianapolis MRI is in compliance with all federal and state laws respecting employment and employment practices, terms and conditions of employment, and wage and hours including compliance with any Internal Revenue Service guidelines on employees and independent contractors. Indianapolis MRI has complied with all requirements with respect to the employment of any person who is not a citizen of the United States. Indianapolis MRI is not engaged in any unfair labor practices (as defined in federal and state labor laws). There is no pending or, to the knowledge of Indianapolis MRI or Soterion, threatened equal employment opportunity claims, wage and hour claims, unemployment compensation claims, or workers' compensation claims against or involving Indianapolis MRI.

     SECTION 5.20. FINANCIAL STATEMENTS. Indianapolis MRI has delivered to Buyer copies of the financial statements of Indianapolis MRI, consisting of the income statement for the fiscal quarter ending December 31, 1999, and the balance sheet dated as of December 31, 1999 (the "INDIANAPOLIS MRI FINANCIAL STATEMENTS"), which are in accordance with the books and records of Indianapolis MRI, which are true, correct, and complete and without any material misstatement or omission (defined for purposes of this Section 5.20 as a misstatement or omission to any item in the Indianapolis MRI Financial Statements that would decrease net assets or increase net liabilities, as stated in the balance sheet, or that would decrease net revenue or increase net expenses, as stated in the income statement, by ten percent (10%) or more). Neither the existence of the adjustments shown on the Indianapolis MRI Financial Statements, nor the amounts for management fees or management bonus, shall be considered a misstatement or omission for purposes of this representation and warranty.

     SECTION 5.21. NO ADVERSE CHANGE. Since the date of the Indianapolis MRI Financial Statements, no event has occurred or circumstance or set of facts exist that may result in an adverse change in the Indianapolis MRI Assets or in the operations, properties, prospects, of the Business after the Indianapolis MRI Assets are acquired by Buyer hereunder.

     SECTION 5.22. BANKRUPTCY. There are no attachments, executions, assignments for the benefit of creditors, receiverships, conservatorships, or voluntary or involuntary proceedings in bankruptcy or pursuant to any other debtor relief laws contemplated or filed by Indianapolis MRI or pending against Indianapolis MRI.

     SECTION 5.23. YEAR 2000 COMPLIANCE. The computer software, computer firmware, computer hardware (whether general or specific purpose), medial equipment, and other similar or related items of automated, computerized, and/or software system(s) that are used or relied on by Indianapolis MRI in the conduct of the Indianapolis MRI Business (the "INDIANAPOLIS MRI INFORMATION TECHNOLOGY") are designed to be used prior to, during, and after the calendar year 2000 A.D., and the Information Technology used during each such time period will accurately receive, provide, and process date/time data (including, without limitation, calculating, comparing, and sequencing) from, into, and between the twentieth and twenty-first centuries, including the year 1999 and 2000, and leap year calculations, and will not malfunction, cease to function, or provide invalid or incorrect results as a result of date/time data, to the extent that other information technology, used in combination with the Indianapolis MRI Information Technology, properly exchanges data/time data with it.

     SECTION 5.24. DISCLOSURE. No representation or warranty by Indianapolis MRI in this Agreement, and no exhibit, schedule, or certificate furnished or to be furnished by Indianapolis MRI pursuant hereto, (i) contains any untrue statement of a material fact or (ii) omits to state a fact required to be stated therein or necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not materially misleading.

                                   ARTICLE 6.
                         REPRESENTATIONS AND WARRANTIES
                                   OF SOTERION

     Soterion represents and warrants to Buyer that, except as set forth on the Disclosure Schedule attached hereto as SCHEDULE R and incorporated by reference (which Disclosure Schedule makes explicit reference to the particular representation or warranty as to which exception is taken, which in each case shall constitute the sole representation and warranty as to which such exception shall apply):

     SECTION 6.1. ORGANIZATION, QUALIFICATION, AND POWER OF SOTERION. Soterion
(a) is a duly organized and validly existing corporation in good standing under the laws of the State of Indiana; (b) has the requisite corporate power and authority to carry on its businesses as now conducted; and (c) has all requisite corporate power and authority and licenses, permits, franchises, certificates, authorizations, approvals, consents, and rights to own the properties which it owns, and to be a party to the contracts, leases, and other agreements to which it is a party.

     SECTION 6.2. SUBSIDIARIES. Soterion owns, free and clear of any Claims, (i) ninety five percent (95%) of the issued and outstanding membership interests of Southern Regional; (ii) seventy three percent (73%) of the issued and outstanding membership interests of Lafayette MRI; and (iii) one hundred percent (100%) of the issued and outstanding membership interests of Indianapolis MRI.

     SECTION 6.3. VALIDITY. Soterion has the full legal power and authority to execute, deliver, and perform this Agreement and all other agreements and documents necessary to consummate the contemplated transactions, and all actions of Soterion necessary for such execution, delivery, and performance have been or will have been duly taken by Closing. This Agreement and all agreements related to this transaction have been duly executed and delivered by Soterion and constitute the legal, valid, and binding obligation of Soterion, enforceable in accordance with their terms (subject as to enforcement of remedies to the discretion of courts in awarding equitable relief and to applicable bankruptcy, reorganization, insolvency, moratorium, and similar laws affecting the rights of creditors generally). Any other agreement contemplated to be entered into by Soterion in connection with this transaction, when executed and delivered, will constitute the legal, valid, and binding obligation of

Soterion, enforceable in accordance with its respective terms (subject as to enforcement of remedies to the discretion of courts in awarding equitable relief and to applicable bankruptcy, reorganization, insolvency, moratorium, and similar laws affecting the rights of creditors generally). The execution and delivery by Soterion of this Agreement, and the performance of its obligations hereunder, do not require any action or consent of any party other than Soterion pursuant to any contract, agreement, or other undertaking of Soterion, or pursuant to any order or decree to which Soterion is a party or to which any of its properties or assets are subject, and will not violate any provision of law, the Articles of Incorporation or Bylaws of Soterion, any order of any court or other agency of the government, or any indenture, agreement, or other instrument to which Soterion, or any of its properties or assets, are bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement, or other instrument, or result in the creation or imposition of any Claim of any nature whatsoever upon any of the properties or assets of Soterion.

     SECTION 6.4. DEFAULT. Soterion is not in default and no event has occurred which, with the lapse of time or action by a third party, could result in a default by Soterion under any outstanding indenture, mortgage, contract, or agreement to which it is a party.

     SECTION 6.5. LITIGATION AND INVESTIGATIONS. There is no: (i) action, suit, claim, proceeding, audit, or investigation pending or, to the knowledge of Soterion, threatened against or affecting Soterion or any of Soterion's employees or agents, by any private party or any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, pending, threatened against, or affecting persons or entities who perform professional services under agreement with Soterion before any professional self-governance, oversight, or regulatory body;
(ii) arbitration proceeding relating to Soterion pending under collective bargaining agreements or otherwise; or (iii) governmental or professional inquiry pending or, to the knowledge of Soterion, threatened against or directly or indirectly affecting Soterion (including without limitation any inquiry as to the qualification of Soterion to hold or receive any license or permit), and there is no basis for any of the foregoing as to Soterion, and its agents or key employees, or, to the knowledge of Soterion, as to entities or persons who perform professional services for it. Soterion has not received any opinion, memorandum, or legal advice from legal counsel to the effect that Soterion is exposed, from a legal standpoint, to any liability which may reasonably be expected to be material to Soterion or the prospects, financial condition, operations, or property of Soterion. Soterion is not in default with respect to any order, writ, injunction, or decree applicable to Soterion known to or served upon it of any court or of any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign. There is no action or suit by Soterion pending or threatened against others.

     SECTION 6.6. APPROVALS. Soterion is in compliance with all laws, rules, regulations, and orders applicable to its business, operations, properties, assets, products, and services, and Soterion has all necessary permits, licenses, and other authorizations required to conduct its business as currently conducted. To the knowledge of Soterion and except for any potential changes in Medicare, Medicaid, or other governmental reimbursement for health care services, there is no proposed law, rule, regulation, or order, whether federal, state, local, or professional, which would prohibit or restrict Soterion from, or otherwise adversely affect Soterion in, conducting its business in any jurisdiction in which it is now conducting business.

     SECTION 6.7. TAXES. Soterion has filed all tax returns, federal, state, county, and local including, without limitation, income, sales, payroll, premium, withholding, informational and personal property tax returns, required to be filed by it and such returns have been duly prepared and filed. All taxes due by reason of the Business have been paid, including, without limitation, all taxes which Soterion is obligated to withhold from accounts owing to employees, creditors, and third parties. All such taxes for which Soterion has become obligated pursuant to elections made have been paid and adequate reserves have been established for all taxes accrued but not yet payable. The federal income tax returns of Soterion have never been audited by the Internal Revenue Service. No deficiency assessment with respect to any proposed adjustment of Soterion's federal, state, county, or local taxes is pending or, to the knowledge of Soterion, threatened. There is no tax lien, whether imposed by any federal, state, county, or local taxing authority outstanding against the assets or properties of Soterion, or the Business. There is no pending examination or proceeding by any authority or agency relating to the assessment or collection of any such taxes, interest, or penalties thereon, nor, to the knowledge of Soterion, do there exist any facts that would provide a basis for any such assessment.

     SECTION 6.8. FEES AND COMMISSIONS. Soterion has not agreed to pay or become liable to pay any broker's, finder's, or originator's fees or commissions by reason of services alleged to have been rendered for, or at the instance of, it in connection with this Agreement or the transactions contemplated hereby.

     SECTION 6.9. INSIDER INTERESTS. No current person, employee, or health care provider, employed by or contracted with Soterion, directly or indirectly: (i) owns, in whole or in part, any of the properties used in the Business; (ii) has received a loan or advance from Soterion which is currently outstanding; (iii) has any obligation to make any loan to Soterion; or (iv) has any other business relationship with Soterion other than in his or her capacity as an employee or health care provider. No person, employee, or health care provider employed by or contracted with of Soterion owns, in whole or in part, directly or indirectly, any interest in excess of five percent (5%) in, or controls, or is an employee, member, officer, director, or partner of, or participant in, or consultant to, any corporation, association, partnership, limited partnership, joint venture, or other entity which is a competitor of Soterion or any of the other Sellers or Soterion.

     SECTION 6.10. OTHER APPROVALS. Unless waived by Buyer in writing, all consents, approvals, qualifications, orders, or authorizations of, or filings with, any governmental authority, including any court or other third party, required in connection with Soterion's valid execution, delivery, or performance of this Agreement, or the consummation of any transaction contemplated by this Agreement, shall have been duly made and obtained and shall be effective on and as of the Closing Date.

     SECTION 6.11. FRAUD AND ABUSE. Soterion and persons who provide professional services under agreements with it related to the Business have not, with respect to the Business, engaged in any activities which are prohibited under any federal, state, or local laws, regulations, orders, and requirements, including, without limitation, the federal Medicare and Medicaid statutes (42 U.S.C. Section 1320a-7b, 1320a-7a, or 1320a-7(b)(7)), or the regulations promulgated pursuant to such statutes or related state or local statutes or regulations or which are prohibited by rules of professional conduct. Neither Soterion nor persons who provide professional services under agreements with it related to the Business, have received, with respect to the Business, any claim or notice, written or oral, from any federal, state, or local government agency that they, any of them, or their activities or properties have violated any such federal, state, or local statute, regulation, order, or requirement.

     SECTION 6.12. BANKRUPTCY. There are no attachments, executions, assignments for the benefit of creditors, receiverships, conservatorships or voluntary or involuntary proceedings in bankruptcy or pursuant to any other debtor relief laws contemplated or filed by Soterion or pending against Soterion.

     SECTION 6.13. DISCLOSURE. No representation or warranty by Soterion in this Agreement, and no exhibit, schedule, or certificate furnished or to be furnished by Soterion pursuant hereto, (i) contains any untrue statement of a material fact or (ii) omits to state a fact required to be stated therein or necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not materially misleading.

                                   ARTICLE 7.
                         REPRESENTATIONS AND WARRANTIES
                                    OF BUYER

     Buyer represents and warrants to Sellers and Soterion that except as set forth on the Disclosure Schedule attached hereto as SCHEDULE S, and incorporated by reference (which Disclosure Schedule makes explicit reference to the particular representation or warranty as to which exception is taken, which in each case shall constitute the sole representation and warranty as to which such exception shall apply):

     SECTION 7.1. ORGANIZATION, QUALIFICATION, AND CORPORATE POWER OF BUYER. Buyer (i) is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware; (ii) is qualified to do business and is in good standing in the State of Indiana; (iii) has the corporate power and authority to carry on its business as now conducted; and
(iv) has all requisite power and authority and licenses, permits, franchises, certificates, authorizations, approvals, consents, and rights to own the property which is the subject of this Agreement, and to be a party to the contracts, leases, and other agreements which are the subject of this Agreement.

     SECTION 7.2. VALIDITY. Buyer has the full legal power and authority to execute, deliver, and perform this Agreement and all other agreements and documents necessary to consummate the contemplated transactions, and all corporate actions of Buyer necessary for such execution, delivery, and performance have been or will have been duly taken by Closing. This Agreement and all agreements related to this transaction have been duly executed and delivered to Buyer and constitute the legal, valid, and binding obligation of Buyer enforceable in accordance with their terms (subject as to enforcement of remedies to equitable principles and to the discretion of courts in awarding equitable relief and to applicable bankruptcy, reorganization, insolvency, moratorium, and similar laws affecting the rights of creditors generally). Any other agreement contemplated to be entered into by Buyer in connection with this Agreement and the transactions contemplated hereby, when executed and delivered, will constitute the legal, valid, and binding obligation of Buyer enforceable in accordance with its respective terms (subject as to enforcement of remedies to equitable principles and to the discretion of courts in awarding equitable relief and to applicable bankruptcy, reorganization, insolvency, moratorium, and similar laws affecting the rights of creditors generally). The execution and delivery by Buyer of this Agreement and the other agreements related hereto to which Buyer is a party, and the performance of its obligations hereunder and thereunder, will not violate any provision of law, the Restated Certificate of Incorporation or Bylaws of Buyer, any order of any court or other agency of the government, or any indenture, agreement, or other instrument to which Buyer, or any of its properties or assets are bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement, or other instrument, or result in the creation or imposition of any lien, charge, restriction, claim, or encumbrance of any nature whatsoever upon any of the properties or assets of Buyer.

     SECTION 7.3. FEES AND COMMISSIONS. Buyer has not agreed to pay or become liable to pay any broker's, finder's, or originator's fees or commissions by reason of services alleged to have been rendered for, or at the instance of, Buyer in connection with this Agreement and the transactions contemplated hereby.

     SECTION 7.4. OTHER APPROVALS. Unless waived in writing by Sellers, all consents, approvals, qualifications, orders, or authorizations of, or filings with, any governmental authority, including any court or other third party, required in connection with Buyer's valid execution, delivery, or performance of this Agreement, or the consummation of any transaction contemplated by this Agreement, shall have been duly made and obtained and shall be effective on and as of the Closing Date.

     SECTION 7.5. DISCLOSURE. No representation or warranty by Buyer in this Agreement, and no exhibit, schedule, or certificate furnished or to be furnished by Buyer pursuant hereto, (i) contains any untrue statement of a material fact or (ii) omits to state a fact required to be stated therein or necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not materially misleading.

                                   ARTICLE 8.
                        COVENANTS OF SELLERS AND SOTERION

     SECTION 8.1. COOPERATION WITH BUYER. Sellers and Soterion covenant to Buyer that Sellers shall obtain and/or cooperate with Buyer taking all reasonable steps before and after the Closing Date that are necessary for Buyer to obtain all required consents of third parties and approvals to Buyer's purchase of the Assets and assumption of the Assigned Contracts and the Assumed Liabilities pursuant to this Agreement, and in addressing other matters necessary to consummate the transactions contemplated by this Agreement.

     SECTION 8.2. IDTF APPLICATION AND NUMBER. Sellers and Soterion shall cooperate with Buyer before and after the Closing Date in completing and submitting an application with the federal government for recognition and qualification as an independent diagnostic testing facility, and shall provide to Buyer promptly upon request from Buyer all information reasonably necessary to complete and submit such application.

                                   ARTICLE 9.
                               COVENANTS OF BUYER

     SECTION 9.1. COOPERATION WITH SOTERION AND SELLERS. Buyer covenants to Sellers and Soterion that Buyer cooperate with Sellers and Soterion taking all reasonable steps before and after the Closing Date that are necessary for Buyer to obtain all required consents of third parties and approvals to Buyer's purchase of the Assets and assumption of the Assigned Contracts and the Assumed Liabilities pursuant to this Agreement, and in addressing other matters necessary to consummate the transactions contemplated by this Agreement.

                                  ARTICLE 10.
                         JOINT COVENANTS OF THE PARTIES

     SECTION 10.1. CONFIDENTIALITY OF BUSINESS INFORMATION. The parties heretofore have received and hereafter may receive various financial and other information concerning the activities, business, assets, and properties of the other parties hereto. The parties agree that:

          10.1.1 all such information thus received by a party hereto shall not at any time, or in any way or manner, be utilized by such party for its respective advantage or disclosed by it to others for any purpose whatsoever; and

          10.1.2 the parties shall take all reasonable measures to assure that no employee or agent under its respective control shall at any time use or disclose any information described in this Section other than for the purposes hereunder; and

          10.1.3 this Section shall not apply to (i) any such information that was known to a party prior to its disclosure to such party in accordance with this Section or was, is, or becomes generally available to the public other than by disclosure by the party or any of its respective employees or agents in violation of this Section; (ii) any disclosure which such party makes to any regulatory agency pursuant to that party's obligations of disclosure to such agency; (iii) any disclosure that is necessary or appropriate in obtaining any consent or approval required for the consummation of the transactions contemplated by this Agreement; or (iv) any disclosure required by or necessary or appropriate in connection with legal proceedings.

     SECTION 10.2. CONFIDENTIALITY OF THIS AGREEMENT. The existence and contents of this Agreement and all schedules attached hereto, and the nature and status of the transactions described herein and therein are confidential. Without the prior written consent of the other parties hereto, no party hereto will disclose to any other person the existence and contents of this Agreement and the schedules attached hereto, and the nature and status of the transactions described herein. The timing and content of any announcements, press releases, or other public statements concerning the transactions contemplated by this Agreement will occur upon, and be determined by, the mutual agreement and consent of Soterion and Buyer, which shall not be unreasonably withheld if, in the written opinion of counsel to the party seeking to make the announcement, press release, or other public statement, such a disclosure is required by applicable laws. This Section shall not apply to:

          (i) any disclosure to such party's directors, managers, officers, key employees, affiliates, accounting, investment banking, and legal advisers;

          (ii) any disclosure which such party makes to any regulatory agency pursuant to that party's obligations of disclosure to such agency;

          (iii) any disclosure that is necessary or appropriate in obtaining any consent or approval required for the consummation of the transactions contemplated by this Agreement;

          (iv) any disclosure required by or necessary or appropriate in connection with legal proceedings; or

          (v) any disclosure which, in the written opinion of counsel to the party seeking to make the disclosure, is required by applicable law.

                                   ARTICLE 11.
                                 INDEMNIFICATION

     SECTION 11.1. SURVIVAL: RIGHT TO INDEMNIFICATION NOT AFFECTED BY KNOWLEDGE. The right to indemnification, payment of damages, or other remedy based on the representations, warranties, covenants, and obligations contained herein will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of, or compliance with, any such representation, warranty, covenant, or obligation. The waiver by any party of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of damages, or other remedy based on such representations, warranties, covenants, and obligations, unless the waiver is in writing.

     SECTION 11.2 INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLER AND SOTERION. Sellers and Soterion, jointly and severally, agree to indemnify and hold harmless Buyer, its officers, employees, agents, directors, representatives, stockholders, controlling persons, and affiliates (collectively, the "BUYER INDEMNIFIED PERSONS") for, and will pay to the Buyer Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value incurred by Buyer Indemnified Persons, whether or not involving a third-party claim, arising, directly or indirectly, from or in connection with:

     (a) any breach of any representation or warranty made by Sellers and/or Soterion in this Agreement or any other certificate or document delivered by Sellers and/or Soterion pursuant to this Agreement;

     (b) any federal, state, or local tax or fee incurred, accrued, or assessed in connection with the Assets or the Business with respect to any period prior to the Closing;

     (c) any liability or obligation related to or in connection with the Assets, the Assigned Contracts, and/or the Business, including those liabilities and obligations set forth on SCHEDULE B, or as otherwise disclosed to Buyer, which are or were incurred with respect to any period prior to the Closing or which relate to the operation of the Business with respect to any period prior to the Closing, except for those liabilities which are specifically assumed by Buyer pursuant to Sections 1.3 and 1.4 hereof; or

     (d) any breach by Sellers and/or Soterion of any covenant or obligation of Sellers and/or Soterion in this Agreement.

     The remedies provided in this Section 11.2 will not be exclusive of or limit any other remedies that may be available to Buyer or the other Buyer Indemnified Persons.

     SECTION 11.3. INDEMNIFICATION AND PAYMENT OF DAMAGES BY BUYER. Buyer agrees to indemnify and hold harmless Sellers and Soterion, and their officers, employees, agents, directors, representatives, members, controlling persons, and affiliates (collectively, "SELLERS' INDEMNIFIED PERSONS") for, and will pay to the Sellers' Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) incurred by Sellers Indemnified Persons, whether or not involving a third-party claim, arising, directly or indirectly, from or in connection with:

     (a) any breach of any representation or warranty made by Buyer in this Agreement or any other certificate or document delivered by Buyer pursuant to this Agreement;

     (b) any federal, state, or local tax or fee incurred, accrued, or assessed in connection with the Assets or the Business relating thereto as owned or operated by Buyer with respect to any period from and after the Closing;

     (c) any liability or obligation related to or in connection with the Assets, the Assigned Contracts, including liabilities assumed by Buyer, or the Business as owned or operated by Buyer, incurred with respect to any period from and after the Closing or which relate to the operation of the Business by Buyer with respect to any period from and after the Closing; or

     (d) any breach by Buyer of any covenant or obligation of Buyer in this Agreement.

     The remedies provided in this Section 11.3 will not be exclusive of or limit any other remedies that may be available to Sellers and Soterion or the any of Sellers Indemnified Persons.

     SECTION 11.4. LIABILITY AND RISK OF LOSS. Sellers and Soterion shall remain liable for all their respective obligations and liabilities, costs and expenses, fixed or contingent, not assumed by Buyer pursuant to this Agreement following the Closing.

     SECTION 11.5. PROCEDURE FOR INDEMNIFICATION - THIRD PARTY CLAIMS.

     (a) Promptly after receipt by an indemnified party under either Section 11.2, 11.3, or 11.4 of notice of the commencement of any proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under either such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnified party's failure to give such notice.

     (b) If any proceeding is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such proceeding, the indemnifying party will be entitled to participate in such proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such proceeding and provide indemnification with respect to such proceeding), to assume the defense of such proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Section 13 for any fees of other counsel or any other expenses with respect to the defense of such proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of legal requirements or any violation of the rights of any person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any proceeding and the indemnifying party does not, within ten (10) days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such proceeding, the indemnifying party will be bound by any determination made in such proceeding or any compromise or settlement effected by the indemnified party.

     (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a proceeding may adversely affect it, her, or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such proceeding, but the indemnifying party will not be bound by any determination of a proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

     SECTION 11.6. PROCEDURE FOR INDEMNIFICATION - OTHER CLAIMS. A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

     SECTION 11.7. TIME LIMITATIONS. Sellers and Soterion will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, other than those in Sections 3.12, 3.17, 4.12, 4.17, 5.12, 5.17, and 6.7 unless on or before the date two (2) years from the Closing Date, Buyer notifies Sellers or Soterion of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Buyer; a claim with respect to Sections 3.12, 3.17, 4.12, 4.17, 5.12, 5.17, and 6.7, or a claim for indemnification or reimbursement not based upon (or the subject of which is covered by) any representation or warranty or any covenant or obligation to be performed and complied with prior to the Closing Date, may be made at any time. Buyer will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, unless on or before the date two (2) years from the Closing Date, Seller or Soterion notify Buyer of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Sellers or Soterion; a claim for indemnification or reimbursement not based upon (or the subject of which is covered by) any representation or warranty or any covenant or obligation to be performed and complied with prior to the Closing Date may be made at any time.

                                   ARTICLE 12.
                                  MISCELLANEOUS

     SECTION 12.1. NOTICE. Whenever notice must be given under the provisions of this Agreement, such notice must be in writing and will be deemed to have been duly given by (a) hand-delivery (with written confirmation of receipt) addressed to the parties at their respective addresses set forth below; or (b) certified mail, return receipt requested, postage prepaid, and addressed to the parties at their respective addresses set forth below; or (c) facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, addressed to the parties at their respective addresses set forth below, and provided further that notice shall be deemed given under this subsection (c) when actually received by the recipient:

                  If to Sellers and Soterion:

                  Soterion Corporation
                  6009 Brownsboro Park Blvd., Suite H
                  Louisville, KY   40207
                  Attn: Scott Jones

                  Fax: (502) 893-9050

                  With a copy to:

                  Brown, Todd & Heyburn PLLC
                  400 West Market Street, 32nd Floor
                  Louisville, KY   40202-3363
                  Attn: C. Edward Glasscock, Esq.
                  Fax: (502) 581-1087

         If to Buyer:

                  4400 MacArthur Boulevard
                  Suite 800
                  Newport Beach, CA   92660
                  Attn:  General Counsel
                  Fax: (949) 476-0137
                  with a copy to:

                  Green, Stewart, Farber & Anderson, P.C.
                  2600 Virginia Avenue, N.W.
                  Suite 1111
                  Washington, D.C.   20037
                  Attn: Paul L. Uhrig, Esq.
                  Fax: (202) 342-8734

     SECTION 12.2. SURVIVAL OF PROVISIONS. Except as limited by Section 11.7, all warranties, representations, hold harmless, and indemnity obligations and restrictions made, undertaken, and agreed to by the parties hereto under this Agreement shall survive the Closing.

     SECTION 12.3. AMENDMENT. No modification, waiver, amendment, discharge, or change of this Agreement shall be valid unless in writing and signed by the party against whom enforcement of such modification, waiver, amendment, discharge, or change is sought; provided any party may change their own address as set forth in Section 12.1 hereof by unilateral written notice to the other parties hereto.

     SECTION 12.4. ASSIGNMENT. This Agreement shall not be assignable by any party without the prior written consent of the others. Except as noted above, no other person or corporate entity shall acquire or have any rights under or by virtue of this Agreement. Notwithstanding the foregoing, Buyer may assign this Agreement in its sole discretion to any entity that controls, is controlled by, or is under common control with, Buyer.

     SECTION 12.5. SEVERABILITY. If any one or more of the provisions of this Agreement should be ruled wholly or partly invalid or unenforceable by a court or other government body of competent jurisdiction, then: (a) the validity and enforceability of all provisions of this Agreement not ruled to be invalid or unenforceable shall be unaffected; (b) the effect of the ruling shall be limited to the jurisdiction of the court or other government body making the ruling; (c) the provision(s) held wholly or partly invalid or unenforceable shall be deemed amended, and the court or other government body is authorized to reform the provision(s), to the minimum extent necessary to render them valid and enforceable in conformity with the parties' intent as manifested herein and a provision having a similar economic effect shall be substituted; and (d) if the ruling and/or the controlling principle of law or equity leading to the ruling, is subsequently overruled, modified, or amended by legislative, judicial, or administrative action, the provision(s) in question as originally set forth in this Agreement shall be deemed valid and enforceable to the maximum extent permitted by the new controlling principle of law or equity.

     SECTION 12.6. CHOICE OF LAW. The interpretation of this Agreement and the rights and obligations of the parties hereunder shall be governed by the laws of the State of Delaware, without regard to choice of law provisions.

     SECTION 12.7. BINDING BENEFIT. The provisions, covenants, and agreements herein contained shall inure to the benefit of, and be binding upon, the parties hereto and each of their respective legal representatives, successors, and assigns.

     SECTION 12.8. HEADINGS AND CONSTRUCTION. All headings contained in this Agreement are for reference purposes only and are not intended to affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement shall be construed to be of such gender and number as the circumstances require.

     SECTION 12.9. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which collectively shall constitute one and the same agreement.

     SECTION 12.10. EXPENSES. Each of the parties shall bear its own expenses in connection with this Agreement.

     SECTION 12.11. WAIVER. The waiver by any party of a breach or violation of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of such provision or any other provision of this Agreement.

     SECTION 12.12. CONSTRUCTION. This Agreement shall not be construed more strictly against any party hereto by virtue of the fact that the Agreement may have been drafted or prepared by such party or its counsel, it being recognized that all of the parties hereto have contributed substantially and materially to its preparation and that this Agreement has been the subject of and is the product of negotiations between the parties.

     SECTION 12.13. CUMULATIVE REMEDIES. Any right, power, or remedy provided under this Agreement to any party hereto shall be cumulative and in addition to any other right, power, or remedy provided under this Agreement now or hereafter existing at law or in equity, and may be exercised singularly or concurrently.

     SECTION 12.14. ATTORNEY'S FEES. In the event that any dispute hereunder, the prevailing party shall be entitled to recover, in addition to any and all other remedies, which shall be cumulative, the reasonable attorney's fees, expenses, and costs which it incurs as a result thereof, and, in the case of Sellers and Soterion, they, jointly and severally, promise and agree to pay to Buyer all such amounts.

         SECTION 12.15. ARBITRATION. In the event of a dispute between the parties arising from or relating to this Agreement, including, but not limited to, construction, interpretation, implementation, or enforcement of this Agreement or the performance or breach of any provision in this Agreement, the parties shall meet and confer in good faith to resolve such dispute. In the event such efforts do not resolve the dispute within fifteen (15) days from the date the dispute arises, either party may demand arbitration by the American Arbitration Association, before one (1) arbitrator, under its Commercial Arbitration Rules existing as of the Effective Date, such arbitration to be final, conclusive, and binding. Judgment on the award rendered by the arbitrator may be entered by any court having proper jurisdiction. The arbitrator shall base his/her award on the terms of this Agreement, and he/she will endeavor to follow the law and judicial precedents which a United States District judge sitting in the District of Delaware would apply in the event the dispute was litigated in such Court. The parties expressly agree that this Agreement shall confer no power or authority upon the arbitrator to render any judgment or award that is erroneous in its application of substantive law and expressly agree that no such erroneous judgement or award shall be eligible for confirmation. The arbitrator shall render the award in writing and, unless both parties agree otherwise, shall include an explanation of the reasons for his/her award, the findings of fact and conclusions of law upon which his/her award is based. Notwithstanding the foregoing, any party may seek or assert entitlement to injunctive relief or specific performance in court as an initial matter and shall have no prior obligation to establish in arbitration the entitlement to injunctive relief or specific performance.

     SECTION 12.16. ENTIRE AGREEMENT. This Agreement supersedes all prior agreements between the parties with respect to its subject matter (including all term sheets and letters of intent exchanged by the parties), and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement among the parties with respect to its subject matter.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


SOTERION CORPORATION                          SOUTHERN REGIONAL MRI, LLC

/s/ R. Scott Jones
-----------------------------                 BY: A MAJORITY OF ITS MEMBERS
SIGNATURE
                                              SOTERION CORPORATION
R. Scott Jones
-----------------------------                 /s/ R. Scott Jones
PRINT NAME                                    -----------------------------
                                              SIGNATURE
President
-----------------------------                 R. Scott Jones
OFFICE OR TITLE                               -----------------------------
                                              PRINT NAME

                                              President
INDIANA MRI OF LAFAYETTE,                     -----------------------------
LLC                                           OFFICE OR TITLE

BY: A MAJORITY OF ITS MEMBERS
                                              INDIANA MRI OF INDIANAPOLIS, LLC
SOTERION CORPORATION

                                              BY: A MAJORITY OF ITS MEMBERS
/s/ R. Scott Jones
-----------------------------
SIGNATURE                                     SOTERION CORPORATION

R. Scott Jones                                /s/ R. Scott Jones
-----------------------------                 -----------------------------
PRINT NAME                                    SIGNATURE

President                                     R. Scott Jones
-----------------------------                 -----------------------------
OFFICE OR TITLE                               PRINT NAME

                                              President
                                              -----------------------------
INSIGHT HEALTH CORP.                          OFFICE OR TITLE

/s/ Steven T. Plochocki
-----------------------------
SIGNATURE

Steven T. Plochocki
-----------------------------
PRINT NAME

President and CEO
-----------------------------
OFFICE OR TITLE

                   [THIS IS THE LAST PAGE OF THIS AGREEMENT.]